                                                                  Exhibit 99.2


NEW YORK STATE PUBLIC SERVICE COMMISSION

--------------------------------------------------
In the Matter of New York State Electric
& Gas Corporation's Plans for Electric                          Case 96-E-0891
Rate/Restructuring Pursuant to
Opinion No. 96-12
---------------------------------------------------












                              AGREEMENT CONCERNING

                  THE COMPETITIVE RATE AND RESTRUCTURING PLAN

                                       OF

                   NEW YORK STATE ELECTRIC & GAS CORPORATION







New York State Electric & Gas Corporation

New York State Department of Public Service

New York State Department of Economic Development

New York Power Authority

National Association of Energy Services Companies

The Joint Supporters


                                                             October 9, 1997

                               Table of Contents

                                                                            Page
                                                                            ----
I.     Introduction.......................................................    2

       1. Procedural History of Opinion No. 96-12.........................    3

       2. The Requirements of Opinion No. 96-12...........................    4

       3. NYSEGPlan.......................................................    5

       4. NYSEG's 1995 Electric Settlement................................    5

       5. Negotiations Among The Parties..................................    7

       6. Litigation of NYSEG's Modified Plan for Competition.............    8

       7. The Settlement Agreement........................................    8

II.    General Provisions.................................................    9

       1. Term............................................................    9

       2. Relationship to 1995 Electric Settlement........................    9

       3. Relationship to Existing Gas Settlement Agreement...............    9

III.   Rate Plan..........................................................   10

       1. Price Reductions, Price Freeze, Securitization and Additional
          Negotiated Rate Incentives......................................   10

       2. Electric Earnings Cap...........................................   16

       3. Electric Rate Design............................................   16

       4. Uncontrollable Costs............................................   17

       5. System Benefits Charge..........................................   18

       6. Unbundling......................................................   20

       7. Direct Charge Fees..............................................   21


                               Table of Contents
                                    (cont'd)

                                                                            Page
                                                                            ----

IV.    Retail Access......................................................   21

       1. General Provisions..............................................   21

       2. Customer Choice Pilot Program...................................   22

       3. Retail Access for City of Norwich and Lockport Division.........   22

       4. Retail Access for Remaining Customers...........................   22

       5. GRT.............................................................   24

       6. Provider of Last Resort.........................................   24

       7. Reciprocity.....................................................   24

       8. Rights and Obligations under Public Service Law Section 68......   24

V.     Cost Recovery......................................................   25

       1. Competitive Generation Plan.....................................   25

       2. NUGs, NMP2, Hydroelectric and Regulatory Assets.................   27

VI.    Mergers and Acquisitions...........................................   29

VII.   Corporate Structure................................................   29

VIII.  Other Provisions...................................................   34

IX.    Finality...........................................................   36

X.     Effectiveness......................................................   36


                               Table of Contents
                                    (cont'd)

Appendices

Appendix A:   Forecast Summary of Kilowatthours and Revenue Effects

Appendix B:   Rate Schedules

Appendix C:   Uncontrollable Costs

Appendix D:   Method for Calculating CTC

Appendix E:   Target Levels for NUG Contracts

Appendix F:   Service Quality Mechanism

Appendix G:   Amortization Schedule for Electric Business of RegSub

Appendix H:   Economic Development Power

Appendix I:   Estimated Price Reductions

NEW YORK STATE PUBLIC SERVICE COMMISSION

----------------------------------------------
In the Matter of New York State Electric
& Gas Corporation's Plans for Electric                        Case 96-E-0891
Rate/Restructuring Pursuant to
Opinion No. 96-12
----------------------------------------------

                                   AGREEMENT

             CONCERNING THE COMPETITIVE RATE AND RESTRUCTURING PLAN

                                       OF

                   NEW YORK STATE ELECTRIC & GAS CORPORATION


    This agreement concerning the competitive rate and restructuring plan of New York State Electric & Gas Corporation (the "Agreement") is entered into as of this 9th day of October 1997 among New York State Electric & Gas Corporation ("NYSEG" or the "Company"(1)), the Department of Public Service Staff ("Staff"), the New York State Department of Economic Development ("DED"), the New York Power Authority ("NYPA"), the National Association of Energy Services Companies ("NAESCO") and The Joint Supporters ("Joint Supporters")(2) , hereinafter collectively referred to as the "Parties." The Parties agree as follows:

------------------------

      (1) In various provisions of this Agreement, these terms refer to the corporation as of the date of this Agreement and, where this Agreement applies to periods after the formation of a holding company ("HoldCo"), to the electric business of RegSub which will continue to be the Commission-regulated electric and gas utility. After the corporate restructuring contemplated by Article VII of this Agreement, HoldCo will be the parent of RegSub and other subsidiaries, including but not limited to one or more generation companies ("GenSub") and energy services companies ("ESCO").

      (2) The Joint Supporters, a coalition of energy service providers, includes the following entities: CNG Energy Services Corporation, B.E.S.T., Inc., The E Cubed Company LLC, OnSite Energy, Inc., R.E.E.P., Inc., SYCOM Enterprises and Power Resource Managers (PRM), LLC.

I. Introduction

    In response to the Order Establishing Procedures and Schedule, issued October 9, 1996 in this proceeding by the Public Service Commission of the State of New York (the "Commission"), representatives of NYSEG and Staff have been engaged in discussions regarding a rate plan for the Company's business operations and a restructuring of the Company. As a result of further discussions, the Parties have reached this Agreement to resolve the issues raised in this proceeding and in the Commission's Opinion and Order Regarding Competitive Opportunities for Electric Service, Opinion No. 96-12, issued May 20, 1996 ("Opinion No. 96-12") in the Competitive Opportunities proceeding (Case 94-E-0952).

    The issues raised in these proceedings are interrelated and complex and will have long-range impacts on the provision of electric service in the Company's service territory. Notwithstanding the complexity of the issues, the Parties have resolved these matters by settlement rather than litigation. This Agreement gives fair consideration to the interests of NYSEG's customers, investors and other stakeholders and achieves the Commission's principles, vision and goals set forth in Opinion No. 96-12 and its Opinion No. 95-7, Opinion and Order Adopting Principles to Guide the Transition to Competition, issued in Case 94-E-0952 on June 7, 1995.

    In general, this Agreement provides for: (1) lower rates for all customers as contrasted to those that would have applied under NYSEG's 1995 electric settlement agreement; (2) a retail access program that will lead to retail choice of power supplier for all NYSEG customers commencing August 1, 1999; (3) a mechanism to assess the market value of NYSEG's coal-fired generation; (4) authority to implement a HoldCo structure in accordance with the terms set forth in Article VII below; (5) a rate with the objective of moving basic customer service charges, and incremental demand and energy use toward marginal cost, while avoiding undue bill shock for any customer; (6) reasonable unbundling of existing electric rates; and (7) an extension of the gas rate settlement after further negotiation.

    1. Procedural History of Opinion No. 96-12

    In 1993, the Commission initiated a proceeding to address issues related to potential competition in the regulated energy markets in New York State. Case 93-M-0229, Proceeding on Motion of the Commission to Address Competitive Opportunities Available to Customers of Electric and Gas Service and Develop Criteria for Utility Responses, Order Instituting Proceeding (March 19, 1993) (changed to Case 94-E-0952, by Order dated November 30, 1994, to reflect new focus on electric service) (the "Competitive Opportunities proceeding").

    Subsequently, the Commission issued its Opinion No. 94-15 which addressed the utilities' ability to enter into individually negotiated flex rate contracts with qualifying customers. Case 93-M-0229, Opinion and Order Regarding Flexible Rates, Opinion No. 94-15, issued July 11, 1994. In that Opinion, the Commission stated that "a second phase of this proceeding may be helpful to investigate issues related to the future regulatory regime in light of Competitive Opportunities." Id. at p. 35.

    On August 9, 1994, the Commission instituted phase II of the Competitive Opportunities proceeding, Order Instituting Phase II of Proceeding, Case 93-M-0229 (August 9, 1994). This phase of the proceeding was intended "to identify regulatory and ratemaking practices that will assist in the transition to a more competitive electric industry designed to increase efficiency in the provision of electricity while maintaining safety, environmental, affordability, and service quality goals." Id. at pp. 1-2. Parties to Phase II of the proceeding were urged to work together to "examine issues related to the establishment of a fully efficient wholesale market for electricity and any pricing reforms necessary to reflect those market efficiencies in retail customer rates." Id. at p. 3.

    The Commission adopted, on June 7, 1995, final principles to guide the transition to greater competition in the electric industry. Case 94-E-0952, Opinion and Order Adopting Principles to Guide the Transition to Competition, Opinion No. 95-7, issued June 7, 1995.

    On December 21, 1995, Administrative Law Judge Judith A. Lee and Ronald Liberty, then-Deputy Director of the Energy and Water Division, issued a Recommended Decision addressing implementation of the restructuring principles.

Subsequently, on May 20, 1996, the Commission issued its Opinion No. 96-12.

    2. The Requirements of Opinion No. 96-12

    Opinion No. 96-12 sets forth the Commission's vision and goals for the future electric regulatory regime. The Commission's stated vision for the future of the electric utility industry includes the following factors: (1) effective competition in the generation and energy services sectors; (2) reduced prices resulting in improved economic development for the State as a whole; (3) increased consumer choice of supplier and service company; (4) a system operator that treats all participants fairly and ensures reliable service; (5) a provider of last resort for all consumers and the continuation of a means to fund necessary public policy programs; (6) ample and accurate information for consumers to use in making informed decisions; and (7) the availability of information that permits adequate oversight of the market to ensure its fair operation. Id. at 24. In addition, the Commission reiterated that the principles adopted on June 7, 1995 "set forth the overall goals of the future regulatory regime by briefly stating the advantage to be gained and the limitations that are necessary as the State moves toward a more competitive electric industry." Id. at p. 26. The Commission also established the following goals: (1) lowering rates for consumers; (2) increasing customer choice; (3) continuing reliability of service; (4) continuing programs that are in the public interest; (5) allaying concerns about market power; (6) continuing customer protections and the obligation to serve. Id. at pp. 26-27.

    In its Opinion, the Commission directed NYSEG and four other electric utilities to each file a rate and restructuring plan consistent with the Commission's policy and vision for increased competition. Id. at pp. 74-75; see also id. at p. 92.

    The Commission stated that these utility plans should address, at a minimum, the following matters: (1) the structure of the utility both in the short and long term, including a description of how that structure complies with the Commission's vision and, in cases where divestiture is not proposed, effective mechanisms that adequately address resulting market power concerns; (2) a schedule for the introduction of retail access to all of the utility's customers, and a set of unbundled tariffs that is consistent with the retail access program; (3) a rate plan to be effective for a significant portion of the transition; and (4) numerous other issues relating to strandable costs, load pockets, energy services, and public policy costs.
Id. at pp. 75-76, 90.

    In addition, the Commission directed the utilities to collaborate with Staff and other interested parties to accomplish technical studies on subjects including load pockets, market prices, energy services companies and reporting requirements. Collaborative efforts were also directed to be held on public educational forums and on necessary Federal Energy Regulatory Commission ("FERC") filings, which have centered on development of an independent system operator and power exchange. Id. at 63-64.

    In a petition filed September 18, 1996 in the Supreme Court of New York, Albany County, the electric utilities, including NYSEG, challenged certain aspects of the Commission's determinations made in Opinion No. 96-12. On November 25, 1996, Justice Joseph Harris issued a decision and order denying the petition of the electric utilities. A notice of appeal was filed by the electric utilities on December 24, 1996 and the appeal remains pending. If this settlement is approved and becomes effective as set forth in Article X below, NYSEG will withdraw its appeal.

    3. NYSEGPlan

    In compliance with the directives of Opinion No. 96-12, the Company submitted its rate and restructuring proposal called NYSEGPlan on September 27, 1996. On December 19, 1996, the Company filed a petition pursuant to which NYSEG has sought authority to form a holding company. The Commission subsequently notified the parties that the holding company petition would be addressed herein. Case 96-E-0891, Notice to the Parties (issued January 7, 1997).

    4. NYSEG's 1995 Electric Settlement

    In Opinion No. 95-17, the Commission's Opinion and Order Concerning Electric Revenue and Rate Design (issued September 27, 1995 in Case 94-M-0349), the Commission approved a three-year settlement agreement (the "1995 Electric Settlement") which replaced the third year of a previous agreement. In the 1995 Electric Settlement, NYSEG agreed to forgo the 9.1% increase provided for in a previously-approved agreement, and eliminated its fuel adjustment clause and its revenue decoupling mechanism and waived its right to most of the reconciliations and true-ups that had been provided under the prior agreement. The 1995 Electric Settlement resolved NYSEG's revenue requirement for a 36-month period by providing for the following increases(3):

            Year One:          $ 45,079,000 (2.9%)
            Year Two:          $ 45,250,000 (2.8%)
            Year Three:        $ 45,500,000 (2.7%)

    Under the terms of the 1995 Electric Settlement, rate design for the first year was adopted and NYSEG was required to file its proposal for Years 2 and 3 revenue allocation and rate design no later than six months before the Year 2 rates were to go into effect (February 1, 1996). On January 31, 1996, NYSEG filed its proposed revenue allocation and rate design for the second and third years and subsequently submitted applicable tariffs on July 18, 1996 for Year 2. On September 9, 1996, NYSEG petitioned for rehearing of the Commission's Order Suspending Rate Filing issued August 26, 1996, which deferred through December 30, 1996 the rates in the July 18 tariff submission. On December 18, 1996, the Commission issued an order further extending the effective date of the July 18, 1996 tariffs to June 30, 1997. By letter dated May 29, 1997, the Company agreed to an extension of the suspension period, with certain conditions, pending the outcome of its rate/restructuring proceeding. At its Open Session of June 25, 1997, the Commission approved this extension of the maximum suspension period. By its Order Suspending Rate Filing, issued July 10, 1997, the Commission suspended the Year 3 rate increase that was scheduled to take effect on August 1, 1997.

    In a petition filed and pending in the Supreme Court of the State of New York, Albany County, the Company is seeking a judgment annulling and setting aside the orders issued August 26, 1996 and December 18, 1996 and directing the Commission to issue an order granting rates for the second year increase under the 1995 Electric Settlement. On January 16, 1997, the Commission issued its Order Denying Petition for Rehearing and Requiring Further Proceedings. In this order, the Commission: (1) denied NYSEG's petition

---------------------

     (3) Years One, Two and Three refer to the twelve month periods ending July 31, 1996, July 31, 1997 and July 31, 1998, respectively.

for rehearing; and (2) determined that the issue of whether NYSEG should receive the second year increase of 2.8% under the 1995 Electric Settlement would be reviewed in this proceeding.

    5. Negotiations Among The Parties

    Case 96-E-0891 was established by the Commission to examine NYSEGPlan. On October 9, 1996, the Commission issued its Order Establishing Procedures and Schedule (the "October 9 Order"). In the October 9 Order, the Commission established a schedule and assigned Administrative Law Judge Jeffrey E. Stockholm to preside over this proceeding. To date, 58 parties have intervened in this proceeding.

    In the October 9 Order, the Commission stated that a negotiated outcome is preferable to a litigated outcome and that discussions and negotiations among the parties are strongly encouraged. October 9 Order at p. 3. The Commission also established a 90-day period for negotiations. To facilitate these negotiations, the Commission waived certain provisions of its settlement guidelines.

    On November 1, 1996, NYSEG conducted a briefing session concerning the NYSEGPlan submission and technical experts were available at that session to answer questions. By letter dated November 14, 1996, NYSEG provided notice of impending settlement negotiations pursuant to applicable Commission rules and regulations. An all parties conference was held on December 4, 1996. Public Statement Hearings were held in Plattsburgh on November 20, 1996, in Binghamton on December 11, 1996 and in Elmira on December 12, 1996.

    ALJ Stockholm convened procedural conferences on November 18 and December 20, 1996 to review the status of negotiations and discovery, to establish future procedures and schedules and to address other necessary matters. By notices issued December 19, 1996, January 9, February 13, February 27 and March 6, 1997, the Secretary of the Commission informed the parties that the period established in the October 9 Order for the submission of a settlement agreement would be extended for NYSEG, the last extension being to March 25, 1997. Without an executed settlement by that date, the parties proceeded to litigate the case.

    6. Litigation of NYSEG's Modified Plan for Competition

    On March 25, 1997, NYSEG submitted direct testimony that updated, and in certain respects revised, the testimony that had been filed in support of NYSEGPlan on September 27, 1996. In addition, the Company filed a Proposed Settlement Agreement (Exh. 117). In a letter dated April 10, 1997, the Company explained that the Proposed Settlement Agreement supersedes the March 25th testimony where differences between the two appear.

    Direct testimony was also submitted by the following parties: Staff; the American Association of Retired Persons ("AARP"); Independent Power Producers of New York, Inc. and Enron Trade & Capital Resources ("IPPNY/Enron"); Multiple Intervenors ("MI"); the Public Interest Intervenors ("PII"); EnerScope; NYPA; DED; the New York State Consumer Protection Board ("CPB");the Retail Council of New York ("Retail Council"); the RE3SCO Restructuring Coalition ("RE3SCO"); and Wheeled Electric Power Company ("WEPCO").

    A Procedural Conference was held before ALJ Stockholm on April 16, 1997 to address a variety of procedural issues. The Company submitted responsive testimony on April 21, 1997. Staff and most of the other parties identified above filed rebuttal testimony on May 6, 1997. Evidentiary Hearings were held in Albany, New York before ALJ Stockholm on May 15-16 and 19-22, 1997. The record in this proceeding comprises 3,718 pages of transcript. In addition, 205 exhibits were received in evidence. Initial and Reply Briefs were submitted to ALJ Stockholm on June 13, 1997 and June 23, 1997, respectively.

    7. The Settlement Agreement

    Negotiations between the Company and Staff continued through the litigation phase of the case. On July 30, 1997, the Company filed with the Commission and ALJ Stockholm, and served upon all parties to the proceeding, a Joint Statement of Principles, which was executed on July 28, 1997 by counsel for NYSEG and Staff. NYSEG and Staff met with all interested parties in Albany on August 5 and 12, 1997 to explain the Statement of Principles and to discuss the parties' concerns.

    On August 20, 1997, a draft Agreement, incorporating the points covered in the Joint Statement of Principles, was sent to all active parties. A meeting of interested parties was held in Albany on August 26, 1997 to receive their comments on the draft Settlement Agreement. As a result of that meeting and subsequent discussions, several revisions were made and are now reflected in the Agreement.

II.  General Provisions

     1. Term

    The electric price cap and price reduction provisions of this Agreement cover the five-year period beginning with the effective date of tariffs implementing the Commission opinion approving this Agreement. That five-year period is referred to herein as the "Price Cap Period." Other provisions continue thereafter in accordance with the terms of this Agreement. To more particularly define the Price Cap Period, the terms Year One, Year Two, Year Three, Year Four and Year Five describe the first, second, third, fourth and fifth twelve month period, respectively, after the commencement of the Price Cap Period.

    2. Relationship to 1995 Electric Settlement

    a. NYSEG is currently operating under the terms of the 1995 Electric Settlement, which expires July 31, 1998. The increases for the second year, commencing August 1, 1996, and the third year commencing August 1, 1997, were suspended by the Commission pending the outcome of this proceeding, as stated in Article I.4 of this Agreement.

     b. This Agreement supersedes the 1995 Electric Settlement. As a result, upon this Agreement becoming effective, NYSEG will (i) withdraw its pending
Article 78 petition regarding the electric increase for the second year under the 1995 Electric Settlement, and (ii) forgo the increases scheduled for the second and third years of the 1995 Electric Settlement. NYSEG will withdraw that petition based upon a court-filed stipulation between NYSEG and the Commission.

    3. Relationship to Existing Gas Settlement Agreement

    NYSEG is currently providing natural gas service consistent with a three-year gas settlement agreement approved by the Commission in Opinion No. 95-19, issued December 14, 1995. After further negotiations, it is expected that this gas settlement will be extended through the Price Cap Period upon such terms as are agreed to by the Parties and are accepted by the Commission pursuant to a separate agreement or another proceeding.

III.  Rate Plan

    1. Price Reductions, Price Freeze, Securitization and
       Additional Negotiated Rate Incentives

    a. NYSEG will forgo the $45.25 million revenue increase approved as part of Year 2 and the $45.5 million revenue increase approved as part of Year 3 under the 1995 Electric Settlement. Those forgone revenues will result in a price reduction of approximately 7% for residential and commercial customers from levels previously anticipated in the 1995 Electric Settlement.

    b. Beginning with the effective date of Year 1 tariff leaves implementing the Commission opinion approving this Agreement, current electric rates will be reduced five percent on average each year for five years for the following eligible customer groups (including recognition of the legislated changes in New York State revenue taxes): (i) industrial customers with average on-peak demands of 500 kw or greater and (ii) all demand-billed customers with load factors of 68% or greater. Customers receiving negotiated or incentive rates will become eligible for such rate reductions after their contracts and/or applicable tariff obligations with NYSEG expire unless those contracts and/or applicable tariffs permit them to become eligible for such rate reductions prior to the contract and/or applicable tariff obligation expiration date.

    c. Beginning with the effective date of the Year 5 tariff leaves implementing the Commission opinion approving this Agreement, the then-current electric rates will be reduced by the amount necessary to produce a five percent rate reduction (which shall include recognition of the legislated changes in New York State revenue taxes) for all customers not eligible for the reductions described in Article III.1.b above. The five percent rate reduction is calculated in Appendix I. Customers receiving negotiated or incentive rates will become eligible for such rate reductions after their contracts and/or applicable tariff obligations with NYSEG expire unless those contracts and/or applicable tariffs permit them to become eligible for such rate reductions prior to the contract and/or applicable tariff obligation expiration date.

    d. The forecast summary of kilowatthours ("kWh") and revenue effects due to revised rates for each service classification for each year of the Price Cap Period is attached hereto as Appendix A. This Agreement secures for NYSEG's customers substantial benefits over a five year Price Cap Period and the Agreement has benefits which extend beyond the Price Cap Period as the Company fosters a fully competitive environment through an auction of its generation plant and full retail access for customers by August 1, 1999. As described in more detail below in Table 1, repeated as Appendix I to this Agreement, NYSEG has agreed to forego rate increases previously approved by the Commission in the amount of $522.1 million while qualifying industrial and large commercial customers will receive rate reductions to stimulate economic development for the benefit of upstate New York. All residential and commercial customers will benefit from a price reduction of 11.7% by the fifth year. The total amount of the rate concessions called for in this Agreement is $725.4 million. The following table reflects the estimated reductions shown in Appendix I:

                                    Table 1
               Estimated Price Reductions and Revenue Concessions
            Included in the 1997 Electric Rate Settlement Agreement
                                  ($/millions)

                                                       Pre-Year 1    Year 1     Year 2     Year 3     Year 4     Year 5     Total
                                                       -----------  ---------  ---------  ---------  ---------  ---------  ---------
                                                       8/96-12/97     1998       1999       2000       2001       2002

Elimination of 1996 & 1997 Approved Rate Increases

    $                                                        68.0        90.8       90.8       90.8       90.8       90.9    522.1

    %                                                         5.2%        6.9%       6.9%       6.8%       6.8%       6.7%
                                                            -----      ------     ------      -----      -----      -----

    Subtotal                                                 68.0        90.8       90.8       90.8       90.8       90.9    522.1
                                                           ------      ------     ------      -----      -----      -----   ------

Residential, Small Commercial, and Other Customers
Not Eligible for Other Decreases or Special Discounts

    Gross Revenue Tax $                                                   0.8        3.3       13.3       13.5       13.6     44.5

    Rate Reductions $                                                                                                54.4     54.4
                                                                                                                    -----    -----

    Subtotal         $                                                    0.8        3.3       13.3       13.5       68.0     98.9
                                                                       ------     ------     ------      -----      -----    -----

        %                                                                 0.1%       0.2%       1.0%       1.0%       5.0%
                                                                       ------     ------     ------      -----      -----

Subtotal of Benefits for Residential, Small Commercial, and Other Customers
Not Eligible for Other Decreases or Special Contracts

    $                                                        68.0        91.6       94.1      104.1      104.3      158.9    621.0

    %                                                                     7.0%       7.1%       7.8%       7.8%      11.7%
                                                                       ------     ------     ------      -----      -----

Industrial Customers with Demands of at Least 500 kw & all Customers with
Load Factors of at Least 68%

    Gross Revenue Tax $                                                   0.1        0.3        1.2        1.1        1.1      3.8

    Rate Reductions $                                                     6.4       12.4       17.5       23.4       28.9     88.6
                                                                       ------     ------     ------      -----      -----    -----

    Subtotal         $                                                    6.5       12.7       18.7       24.5       30.0     92.4

        %                                                                 5.0%       9.7%      14.3%      18.5%      22.6%
                                                                       ------     ------     ------      -----      -----

EDP                                                                       2.0        2.0        2.0        3.0        3.0     12.0
---                                                                    ------     ------     ------      -----      -----    -----

Total Benefits $                                        $    68.0   $   100.1  $   108.8  $   124.8  $   131.8  $   191.9  $ 725.4
--------------                                             ------      ------     ------      -----      -----      -----    -----

In addition to the above quantifiable savings, the Company will forgo costs incurred and revenues lost associated with implementing retail access.

    e. In the event that New York law is enacted to permit and facilitate the voluntary securitization of intangible assets, including but not limited to the generation asset provided for in Article V.1 of this Agreement, and is so utilized by NYSEG, net savings resulting from securitization will be returned to customers in a manner to be determined by the Commission.

     f. To further business retention, revitalization and economic development during the Price Cap Period, NYSEG will supplement existing programs or institute new programs as specified more fully below. Except as otherwise specified herein, the parties intend that provisions of the existing tariffs referred to in this subparagraph f will continue during the price cap period:

    - Economic Development Zone Incentive ("EDZI") Rates: For qualified loads in the zones currently in place, a discount of 4.0 cents per kWh will apply prospectively to new customers or growth from existing customers. Rates for existing EDZI qualifying load will continue at the current incentive discount during the Price Cap Period. For zones that may be created in the future, the following discounts shall apply: (i) for the first two zones created, the discount shall be 4.0 cents per kWh; (ii) for any additional zones, the discount shall be 3.25 cents per kWh. NYSEG agrees to re-examine the level of the discounts and incorporate marginal cost pricing for such growth in the filing it makes no later than February 1, 1999 for rates that will apply in Year 3. Customers receiving the 4.0 cents per kWh discount and 3.25 cents per kWh discount specified above for growth will qualify for any greater EDZI discounts approved in response to the Year 3 rate filing. For customers receiving the growth discounts specified above, the Company intends to maintain at least that level of discounts prospectively as long as the resultant rate charged customers does not fall below incremental cost.

    - Economic Revitalization Incentive ("ERI") Rates: The eligibility criteria based on billing demand for customers eligible for the ERI will be reduced from 500 kw to 300 kw. Customers taking service under the ERI special provision may opt instead for the 5% reductions described in Article III.1.b, provided that they have met or agree to continue to meet their commitments under this tariff and also provided that they meet the eligibility criteria for the 5% rate reductions set forth in this Agreement. All qualifying applicants may participate in appropriate conservation and DSM programs offered by the Company.

    - Business Retention Incentive ("BRI"): NYSEG will file a new tariff provision, to be known as the BRI, designed to augment its existing retention (e.g., Self Generation Deferral Incentive, Industrial Incubator Incentive, Economic Development Incentive, EDZI, SC 13 and SC
      14) and revitalization (e.g., ERI) tariff provisions during the Price Cap Period. Any shortfall in net revenues received by NYSEG as a result of the BRI will be deferred with carrying charges for subsequent recovery from ratepayers in accordance with Article V.2.a., or from NUG contract savings in accordance with Article V.2.b. NYSEG will make available a total of 50 MW of capacity for this new service, with a phase-in of 10 MW per year for each year of the Price Cap Period. Criteria to determine which industrial and non-retail commercial business customers with minimum monthly billing demands of 250 kw shall be eligible for the BRI will be agreed upon by NYSEG and DED. Qualifying customers must receive a comprehensive package of quantifiable economic incentives (which, among other incentives, may include real property tax incentives) from sources other than NYSEG equaling at least an amount of the customer's previous 12 consecutive months of electric bills that is the product of such aggregate bills times the percentage discount to be received from NYSEG as specified below for the years the customer will receive such discounts. Qualifying criteria for revitalization customers will be those identified in NYSEG's ERI special provision. NYSEG and DED will develop together objective criteria for retention customer eligibility and for measuring the value of the package actually received by the customer. When a customer qualifies for the BRI, it will receive, out of the aforesaid funding, discounts in energy and demand rates of 20% for both the first and second years, 15% for both the third and fourth years and 10% for the fifth year, if any. The above-specified BRI discounts shall apply only during the Price Cap Period. Customers taking service under the BRI may opt instead for the 5% reductions described in Article III.1.b or retail access provided for in Article IV provided they have met or agree to continue to meet all BRI job retention and/or revitalization commitments and the eligibility criteria for the 5% rate reductions or retail access set forth in this Agreement. This BRI program is not intended to diminish NYSEG's commitment to its SC 13 program.

    - SC 13: For industrial customers eligible for an SC 13 contract, the existing 2 MW minimum capacity threshold set forth in the SC 13 tariff will be reduced to 1 MW. For non-retail commercial business customers eligible for an SC 13 contract, the existing 5 MW minimum capacity threshold set forth in the SC 13 tariff will be reduced to 3 MW. NYSEG retains the flexibility to file further revisions to its SC 13 tariff.

    - SC 14: For customers eligible for an SC 14 contract, the existing criteria set forth in the SC 14 tariff will be modified as follows:

      (i) an additional affidavit shall be developed that will enable a customer to represent that "but for" the combination of a comprehensive package of economic incentives or real property tax incentives and the award of an SC 14 contract, the business would not expand or locate in NYSEG's service territory;

      (ii) the growth threshold will be reduced from 500 kw of connected capacity to 250 kw in areas where there is underutilization of NYSEG's distribution facilities (as determined by NYSEG) and to 300 kw in all other areas;

      (iii) for an existing customer which increases its use of its existing facilities, a customer will be eligible for an SC 14 contract if it adds a shift in order to use equipment with total connected demand of 250 kw in underutilized areas and 300 kw in all other areas, that has not been in operation for a period of at least one year; and

      (iv) the baseload of SC 14 customers will be eligible for the 5% reductions specified in Article III.1.b, provided that such baseload meets the eligibility criteria under
              Article III. 1.b.

    NYSEG retains the flexibility to file further revisions to its SC 14 tariff.

    - Availability of 5% Reductions and Retail Access to Recipients of Incentive
      Rates: Unless otherwise specified above, recipients of any NYSEG incentive rates may qualify for the 5% reductions described in Article III.1.b or retail access provided for in Article IV by relinquishing eligibility under the incentive, provided that they have met the requirements of their tariff and the eligibility criteria for the 5% rate reductions or retail access set forth in this Agreement.

    2. Electric Earnings Cap

    a. During each year of the Price Cap Period, RegSub electric earnings will be capped at 12% of common equity, including any combined GenSub earnings prior to the completion of the auction or the subsequent appraisal process (if necessary). Any such earnings in excess of 12% will be returned to customers in a manner to be determined by the Commission. Any reduction in the common equity balance resulting from any writeoff or writedown of assets, or the repurchase of common stock, will be eliminated before RegSub's electric return on equity is calculated under the earnings cap. The costs of any potential takeover defense mounted by NYSEG may be excluded from the earnings cap calculation at the discretion of the Commission.

     b. During each year of the five-year Price Cap Period, the RegSub electric earnings floor will be 9.0%. The Company may petition for rate relief if earnings fall below the floor. Such rate relief will be prospective from the date of the filing.

     3. Electric Rate Design

    a. As a rate objective, the parties agree that the basic service charge and the energy and demand charges upon which customers make decisions about whether to consume more or less electricity should reflect marginal costs, while avoiding undue bill shock for any customer. The Company agrees, however, to freeze rates for customers not covered by Article III.1.b. above for Years 1 and 2 of the Agreement, subject to the terms of this Agreement.

     b. Year 1 and 2 rates for all service classifications are shown on the rate schedules attached hereto as Appendix B and made a part hereof. The Year 1 rates for customers covered by Article III.1.b. will be implemented upon the effective date of tariff leaves for Year 1 pursuant to the Commission Opinion approving this Agreement. The tariff leaves for Year 1 will be filed on one day's notice prior to the effective date. The Year 2 rates pursuant to Appendix B shall apply for Year 2 of the Price Cap Period, unless otherwise modified by the Company in accordance with the terms of this Agreement.

    c. The Company will make a filing no later than February 1, 1999, that includes new electric rate designs for Years 3, 4 and 5 that address the marginal cost-based rate objectives for all classes. In connection with such filing, the Company intends to propose that the rate reductions provided for in Article III.1.b be preserved on a revenue neutral basis to the Company.

Beginning in Year 3, NYPA savings for residential customers will be reflected in the basic service charge. These rates will be implemented upon Commission approval of tariff leaves to be effective at the beginning of Year 3 of the Price Cap Period, unless otherwise modified by the Company in accordance with the terms of this Agreement. At the same time, the Commission will also approve tariff leaves to be effective at the beginning of Years 4 and 5 of the Price Cap Period, unless otherwise modified by the Company in accordance with the terms of this Agreement.

    d. During the Price Cap Period, the Company may file with the Commission for approval of tariff changes to implement voluntary incentive rates to encourage changes in sales based upon marginal costs and for minor revenue-neutral electric service price changes between and within classes. Any proposed changes will be filed by RegSub upon 30 days notice and will be subject to Commission approval.

    e. The NYPA savings for residential customers will be communicated to customers through a message on their bill for the term of the Price Cap Period.

    4. Uncontrollable Costs

    a. The Company may petition to recover revenue for the following two categories of uncontrollable costs:

    - Category 1 -- As outlined in Appendix C, p. 1, this category covers nonrecurring events as a result of force majeure, which shall include storm, flood, riot, terrorism, sabotage, war, strike or labor disturbance (other than by NYSEG's bargaining units) or acts of God. Category 1 costs also include those Category 2 costs that have been incurred before rates are changed to recover those increased costs. Aggregate costs in Category 1 during any of the specified 12-month periods in excess of a materiality threshold of 3% of RegSub's net electric income will be recovered through the aforesaid adjustment.

    - Category 2 -- This category covers any costs incurred above the target levels specified in Appendix C, p. 2.

    b. Recovery of Category 1 and Category 2 uncontrollable costs will be determined through a limited and expedited process similar to a traditional "second stage" review, and will not result in a reopener of any terms of this Agreement. The Company shall submit an annual filing which reports the variances of actual costs above the 3% materiality threshold for Category 1 items, and Category 2 targets and costs included on Appendix C, p. 2 of 2. Any recovery of Category 1 or 2 cost increases may be offset by Category 1 or 2 cost savings below the targets achieved during the Price Cap Period, any electric earnings in excess of the 12% cap discussed below, and any net NUG contract cost savings achieved by contract termination or restructuring during the Price Cap Period. In the event that the variances from the target are negative, the amounts will be disposed of at the discretion of the Commission. The Appendix C, p. 2 of 2, target amounts, entitled "Other Programs in PSC's Discretion," represent monies available for use at the Commission's discretion in each of the identified years.

    c. Notwithstanding a Company filing to recover costs pursuant to the Category 1 and 2 cost items, the Company shall make an annual filing for each of the years of the Price Cap Period to report on electric earnings and to defer any excess electric earnings that have not been used to offset rate recovery of uncontrollable costs as described above for the benefit of customers. In the event that in any year of the Price Cap Period the Company petitions for cost recovery under the uncontrollable cost recovery provision for Category 1 or 2 items, the Commission will be entitled to offset any such request with any electric earnings in excess of 12% that would have been realized but for the use by the Company of accelerated (increased) depreciation or amortization of any physical or regulatory assets. Such acceleration (increase) is permitted without pre-approval by the Commission.

    5. System Benefits Charge

    a. The Commission will make a determination in either the instant proceeding or in the pending System Benefits Charge ("SBC") collaborative in the Competitive Opportunities proceeding regarding the cost level and mechanism of recovering costs associated with certain public policy programs. If such a mechanism is approved by the Commission, the Parties support use of standard performance contracts with stipulated pricing as one way that could be used to disburse funds for energy efficiency programs.

    b. Except as otherwise provided in this Agreement or as determined by the Commission as part of the SBC collaborative in Case 96-E-0952, the Company shall have no further DSM obligations pursuant to the 1995 Settlement other than the DSM evaluation report for year ending July 31, 1997, and will not be required to obtain approval for its 1997 DSM Plan. As a result, the Company will withdraw its petition for approval of that Plan.









              REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK

   6. Unbundling

    a. Commencing with the date on which NYSEG files tariffs implementing the Commission opinion approving this Agreement, or as soon thereafter as practicable, NYSEG electric retail rates will be unbundled as shown in Table II below:

               TABLE II


       YEAR 1                                        YEAR 2                              YEARS 3-5
-------------------------------      --------------------------------      ------------------------------------

Basic Service                             Basic Service                         Basic Service
  Charge                                    Charge                                Charge

System Benefits                           System Benefits                       System Benefits
  Charge*                                   Charge*                               Charge*

Energy & Demand                           Transmission                          Power Supply
 as appropriate

Retail Access                             Delivery and                          CTC
 Credit, as appropriate                     Power Supply                          (Competitive
                                                                                  Transition Charge)

Total                                     Retail Access                         Transmission
                                            Credit, as
                                            appropriate

                                               Total                            Distribution

                                                                                Customer Service

                                                                                Retail Access
                                                                                   Credit, as
                                                                                   appropriate

                                                                                      Total

* If any                                  * If any                              * If any


    b. Unbundling of "Transmission" from "Delivery and Power Supply" will be implemented based on the classification of transmission and distribution facilities determined by the Commission in Case 97-E-0251.

    c. RegSub will endeavor to submit a cost of service study for electric customer service functions by November 1, 1998, but in no event will such study be submitted later than February 1, 1999. The Company agrees to unbundle the customer service function on an incremental cost basis with the filing of tariffs to be effective August 1, 1999.

    7. Direct Charge Fees

    a. NYSEG may petition to introduce revenue-neutral direct charge fees based on incremental costs for various electric services now performed by the Company. These services may include, but are not limited to, activation fees for customer name change or meter turn-on, reconnection fees where service is restored within 12 months of disconnection, fees to recover costs incurred where access to a customer's property is not permitted, and fees related to customer payment in the field to avoid shut off. The filing will specify the nature of the fee, the rationale for the fee based on cost causation, and the amounts to be collected from customers.

IV.  Retail Access

     1. General Provisions

     a. NYSEG will introduce direct retail access for eligible retail electric customers to other qualified suppliers pursuant to this Agreement. Prior to August 1, 1999, the availability to a customer of competitive market options through the retail access permitted under Article IV of this Agreement cannot be used to justify eligibility for a negotiated or incentive rate for either new load or revitalization purposes. Customers receiving service under tariffs allowing NYSEG negotiated or incentive rates will become eligible for retail access after their contracts and/or applicable tariff obligations expire unless their contracts with NYSEG permit such customer to become eligible earlier except as provided in Article III.1.f. NYSEG may file a petition with the Commission for a retail access transaction fee on an incremental cost basis.

    b. For the purposes of this Article IV, the market price of electric power and supply shall be assumed to include energy and capacity. The market price will be obtained from published sources, such as the Dow Jones and Reuters financial service, and eventually from an appropriate power exchange once it is approved by FERC and is operating.

    c. Concurrent with the Customer Choice Pilot Program described in Paragraph 2 of this Article IV, NYSEG will begin a statewide education effort for its other retail customers using various communications media, which education effort will be subject to comment by the parties and approval by Staff.

    2. Customer Choice Pilot Program

    a. Beginning November 1, 1997, NYSEG will implement a Customer Choice Pilot Program in satisfaction of the Commission's "Order Establishing Retail Access Pilot Program", issued June 23, 1997 in Case 96-E-0948--Petition of Dairylea Cooperative, Inc. to Establish Open-Access Pilot Program for Farm and Food Processor Electricity Customers. Tariffs governing the Customer Choice Pilot Program were submitted on August 1, 1997 in Case 96-E-0948 and became effective on a temporary basis on August 4, 1997.

    3. Retail Access for City of Norwich and Lockport Division

    a. Beginning August 1, 1998, RegSub will introduce retail access to all customers in the City of Norwich and in RegSub's Lockport Division subject to minimum load and aggregation requirements as are necessary for the Company and are consistent with the minimization of barriers to competition. There are approximately 23,000 customers in the City of Norwich and the Lockport Division. All customers in this group who sign up with a new supplier will have power delivered by RegSub from their chosen suppliers commencing no later than December 31, 1998. During this introductory period, customers who choose another supplier may be billed off-system, rather than through RegSub's Customer Information System ("CIS").


    b. The retail access credit used to back out generation during the period prior to the completion of the auction as more particularly described in
Article V.1 and the closing(s) thereon for Norwich and Lockport customers electing to switch suppliers shall be the market price defined in Article IV.1.b plus an adder of four-tenths of one cent ($0.004) per kWh for customers eligible for the 5% reductions pursuant to Article III 1.b., and an adder of one cent ($0.01) per kWh for customers not eligible for the 5% reductions pursuant to Article III 1.b., except for the flex rate customers defined in Article III 1.b. unless and until they are eligible as provided for in Article III 1.b. In no event shall such credit exceed three cents ($0.03) per kWh, including the Gross Receipts Tax ("GRT").

    4. Retail Access for Remaining Customers

    a. Beginning August 1, 1999, RegSub will offer retail access to all of its remaining customers who are not receiving service under RegSub negotiated or incentive rates, provided that the Independent System Operator ("ISO") is first approved by the FERC and is operating. Notwithstanding the foregoing, customers taking service under RegSub's negotiated or incentive rates shall be eligible for retail access after their contracts and/or applicable tariff obligations expire unless their contracts and/or applicable tariff obligations with NYSEG permit such customer to become eligible earlier. Customers selecting a new supplier will have power delivered by RegSub from their chosen suppliers commencing no later than December 31, 1999. The Company may petition for an extension of these deadlines if RegSub experiences unacceptable balancing/settlement problems or experiences severe customer order backlogs or if the ISO as first approved by FERC is not operating. The petition should clearly define the problems causing delay, NYSEG's potential solutions, and NYSEG's proposed revised schedule.

    b. The retail access credit used to back out generation during the period following the completion of the auction and closing(s) thereon through the end of the Price Cap Period for all customers electing to switch suppliers shall be equal to (i) 3.23 cents per kWh including GRT through July 31, 2000,
(ii) 3.47 cents per kWh including GRT from August 1, 2000 through July 31, 2001, and (iii) 3.71 cents per kWh including GRT from August 1, 2001 through the end of the Price Cap Period. The retail access credit provided to customers will be net of the CTC produced as a result of the auction described in Article V and will be adjusted without altering the system average retail access credit amounts set forth above. The method used to make this adjustment will be presented by the Company when it submits its cost of service study for electric customer service unbundling as described in
Article III.6.c. At the end of the Price Cap Period, all costs (other than the non-bypassable CTC) related to the assets subject to the auction/appraisal process hereunder shall be excluded from the rates charged by RegSub for all customers, and all customers shall pay the market price of generation plus any applicable GRT.

    c. In the event the auction or appraisal process described in Article V and the closing(s) thereon are not completed by August 1, 1999, the retail access credit during the period commencing August 1, 1999 and ending upon the completion of the auction or appraisal process used to back out generation for all customers electing to switch suppliers shall be the market price of energy plus a four-tenths of one cent ($0.004) per kWh adder for customers eligible for the 5% reductions pursuant to Article III 1.b. and a one cent ($0.01) per kWh adder for customers not eligible for the 5% reductions pursuant to Article III 1.b., except for the flex rate customers defined in
Article III 1.b unless and until they are eligible as provided for in Article III 1.b., but such credit shall in no event exceed 3.23 cents per kWh, including GRT.

   5. GRT

    a. All customers, including those who switch suppliers, shall pay the non-bypassable CTC plus any related GRT for as long as is necessary to permit the Company to recover the regulatory asset determined by the auction process. Bills will disclose all generation-related credits and charges.

    b. In the event the GRT is modified from the July 28, 1997 amounts, the backout figures listed in Article IV.4.b shall be changed by a corresponding amount.

   6. Provider of Last Resort

    RegSub will be the provider of last resort during the Price Cap Period of this Agreement unless such status is changed by the Commission. For those eligible customers who do not receive electric supply from a new supplier, RegSub will deliver power, generated by RegSub or another entity, to such customers at the total cost of the bundled tariff rates in place at that time, but only for the Price Cap Period of this Agreement. For customers that have not made arrangements for electric supply at the end of the Price Cap Period, RegSub will acquire electric supply from an appropriate power exchange and bill those customers for such supply at cost. Unless otherwise required by law, RegSub may rely on the ISO to plan for power supply, assuming the ISO is approved by FERC and operating.

    7. Reciprocity

    During each phase of the retail access program, HoldCo's ESCO will have full access to provide services to RegSub's retail customers within the conditions of HoldCo's structure described in Article VII of this Agreement. Also, to the extent any other New York State utility or New York State utility-affiliated load serving entity ("LSE") seeks to gain access to RegSub's service territory, such LSE will not be allowed to serve as a supplier in RegSub's service territory unless the service territory of the LSE's affiliated utility is open to retail access by RegSub and ESCO in an equal or greater proportion.

    8. Rights and Obligations under Public Service Law Section 68

    Except as specifically modified by this Agreement, RegSub's right and obligation under New York Law and its Public Service Law Section 68 Certificates to provide electric service to its customers remains unchanged notwithstanding the full implementation of retail access and remains in full force and effect for the full term of this Agreement and thereafter until duly changed.

V. Cost Recovery

   1. Competitive Generation Plan

    NYSEG owns, operates and maintains several coal-fired electric generation plants under traditional cost-of-service regulation supervised by the Commission. To promote a more fully competitive generation marketplace, mitigate the strandable costs associated with generation plants, achieve the Commission's goals, and prudently establish the fair market value of such NYSEG generation plants for the benefit of investors and customers, NYSEG will undertake to operate and to transfer its coal-fired plants pursuant to the following terms and conditions.

     a. The NYSEG coal-fired electric generation that is covered by this competitive generation plan consists of its Kintigh, Homer City, Milliken, Goudey, Greenidge, Hickling and Jennison generating stations and their associated assets and liabilities (including without limitation, Somerset Railroad, environmental liabilities, pension costs, collective bargaining agreements, fuel contracts, land and property rights, equipment and facilities, etc.).

    b. The valuation of NYSEG's coal-fired electric generation plants shall be determined by a simultaneous multiple round open auction process designed to obtain the highest final market value for purposes of mitigation of above-market costs and establishment of a regulatory asset for recovery of remaining above-market costs. All coal plants and associated assets and liabilities as set forth in Article V, Paragraph 1.a, will be subject to such auction process. The process will not be designed to necessarily require NYSEG to divest its coal plants to a third party, except as otherwise agreed to in this settlement. The Company's generating subsidiary (GenSub) can participate as a bidder, and shall not have any special rights or privileges, including the right to close out the bidding by a matching bid. NYSEG shall provide at the same time (with appropriate confidentiality protections) all potential bidders with the same plant and operating information as NYSEG makes available to GenSub.

    c. The ascending bid auction will continue for a given coal plant until no new bids are received. Bids will be compared in the auction process on a gross cash basis, and the Company agrees to sell (or transfer to GenSub) the plants at the auction determined value without subsequent negotiation of value.

    d. The auction process will be completed and the transaction(s) resulting therefrom shall close no later than August 1, 1999.

    e. If no bids are received for a plant above the minimum bid requirement of the auction, an appraisal process will be used and completed no later than August 1, 1999, or as soon as practicable thereafter. The valuation, on an after-tax basis, achieved by the appraisal process shall be used in lieu of the value of net after tax auction proceeds for purposes of establishing the regulatory asset or credit as set forth below.

    f. The protocols, terms and conditions to implement the auction and appraisal process developed by the Company in consultation with Staff will be submitted to the Parties for comment prior to submittal to the Commission for pre-auction approval, which submission will occur by approximately February 1, 1998. Such auction provisions will state time requirements for bids and have mechanisms to pre-qualify bidders willing and able to abide by auction requirements and to disqualify or penalize bidders for cause. The Commission may employ a consultant, at NYSEG's expense (recoverable from the auction proceeds), to advise the Commission on the design and implementation of the auction process consistent with this Agreement. The Commission shall select the consultant from a list of at least three qualified individuals or firms selected jointly by the Company and Staff.

    g. In order to facilitate a competitive generation market, an auction sale or transfer free and clear of the Company's mortgage indenture, and establishment of a minimum bid value for the auction process, the coal plants and associated assets and liabilities will be transferred to GenSub as soon as practicable after the creation of HoldCo and/or obtaining the mortgage trustee's release. GenSub earnings with respect to any such transferred plant will be combined with RegSub's earnings for the period prior to an auction sale or transfer of that plant for purposes of the electric earnings cap referred to in Article III.2. Upon such transfer, a regulatory asset of RegSub will be created for the difference between the book value of the coal plants and the valuation performed in accordance with the bond indenture. Such regulatory asset will be adjusted subsequently upon a sale or transfer based on the cash proceeds resulting from the auction process net of tax, auction and transaction costs. After a plant is sold or transferred, pursuant to the process described in this Article, there will be no further adjustment of RegSub's regulatory assets that have been created as a consequence of this Article, except for federal income tax consequences.

    h. Upon completion of the auction process and sale of any plant to an unrelated third party or GenSub, the regulatory asset or credit on RegSub's books will represent the difference between the net book value of the plant, less funded deferred taxes, and the net after-tax auction proceeds. This regulatory asset or credit will be grossed up in accordance with SFAS 109. Any net regulatory asset and carrying charges thereon (calculated based on the pre-tax costs of capital used by the Commission to determine the Company's retail rates, i.e., 12.43%) will be recovered from all customers through the CTC over a period of time to be determined by the Commission at the conclusion of the auction process and which shall not exceed the weighted average remaining life of the auctioned assets as of the conclusion of the auction process and the closing(s) thereon. The method for calculating the CTC is attached hereto as Appendix D. In the event that the GenSub is the winning bidder of any plant in the auction, any deferred tax liability on the gain will remain the responsibility of RegSub's customers by virtue of its inclusion in the calculation of the above-described regulatory asset or credit which may result from the auction. The amount of this future customer responsibility will be limited to the tax (calculated at the then current tax rate) which derives from the tax gain that would have been realized at the time of the transfer to the GenSub at the auction-determined value, had the sale been made to an unrelated third party grossed up in accordance with SFAS
109. Any net regulatory credit will be used by RegSub to writedown the Company's Nine Mile II investment, and any such credit remaining after such write down will be used by RegSub as directed by the Commission.

    2. NUGs, NMP2, Hydroelectric and Regulatory Assets

    a. Stranded cost recovery, including amortization of the RegSub regulatory assets associated with the coal plants, is presumed within overall rate objectives during the Price Cap Period and recovered through retail electric rates. After the Price Cap Period, remaining RegSub regulatory assets, other than those resulting from the auction process, and hydro, non-utility generator ("NUG") and (except in the event of the auction described below) nuclear fixed costs will be recovered (for the life of the amortization period, contract or license) through a non-bypassable wires charge. The regulatory asset created by the coal plant auction will continue to be recovered through the CTC.

The Company will propose to its cotenants the auctioning of ownership of Nine Mile Point II, and will vote for such auction. The auction and the auction process, including but not limited to measures to address the liability for decommissioning, would be subject to prior Commission approval, and any sale or transfer of any ownership of Nine Mile Point II would be subject to approval by the Commission, the Nuclear Regulatory Commission and any other regulatory bodies having jurisdiction. If NYSEG's ownership of Nine Mile Point II is duly sold or transferred to a non-NYSEG entity, then upon completion of such sale or transfer a regulatory asset of RegSub will be created on RegSub's books for any difference between the book value of such plant, less funded deferred taxes, and the net after-tax auction proceeds. Such regulatory asset will be grossed up in accordance with SFAS 109, and any net regulatory asset and carrying charges thereon (calculated based on 12.43%) will be recovered from all customers through a non-bypassable wires charge over a period of time to be determined by the Commission not to exceed fifteen years. If such sale or transfer occurs during the Price Cap Period, an appropriate adjustment to benefit NYSEG customers will be made for net nuclear operation, maintenance, fuel and tax savings, realized by NYSEG as a result of the sale or transfer, such adjustment to be applied first to reduce or eliminate the nuclear non-bypassable wires charge. If a net credit results from such sale or transfer, such credit will be used by RegSub as directed by the Commission. If Nine Mile Point II is not transferred to new ownership during the Price Cap Period, nuclear variable costs, which would exclude decommissioning and wind down costs and 62.5% of annual property taxes, will be put to market after the Price Cap Period pending the auction, provided that the Company's cotenants put the same to market. In year 5 of the Price Cap Period, RegSub will make a filing with the Commission for rates applicable to the year following the Price Cap Period.


    b. In the event NYSEG achieves NUG contract cost savings net of transaction costs from targets set forth in Appendix E of this Agreement during the Price Cap Period of this Agreement through NUG contract termination or restructuring, but excluding securitization, 80% of any net savings achieved through such NUG contract termination or restructuring shall be flowed through to customers in a manner to be determined by the Commission, subject to the allocation of such savings first to reimburse the Company for lost revenue resulting from implementation of the new EDP provisions set forth in Appendix H hereto and then to credit the regulatory asset created to cover the shortfall in net revenues resulting from the implementation of the BRI tariff pursuant to Article III.1.f. The remaining 20% of any net savings achieved through such NUG contract termination or restructuring shall be retained by the Company. The foregoing shall be subject to potential offset against uncontrollable costs in the event the Company petitions for uncontrollable cost recovery with respect to Category 1 or 2 items as more particularly described in Article III.4. of this Agreement. Commencing after the Price Cap Period, all net NUG contract cost savings are subject to flow through to customers in a manner to be determined by the Commission. The Parties agree that in order to provide such contract savings the negotiated modification of the pricing terms would be in the public interest. The Parties will encourage and actively support the negotiated termination and/or restructuring of such contracts. Such termination and/or restructuring includes methods to provide NUG contract savings through negotiations that do not materially adversely affect the steam host. NYSEG shall consider the effects, if any, of termination and/or restructuring on the steam hosts.

VI.  Mergers and Acquisitions

     1. Pursuant to a petition filed jointly or individually by the Company, NYSEG shall have the flexibility to retain, on a cumulative basis, all savings associated with the acquisition or merger with another utility for a period of five years from the date of closing of any such merger or acquisition up to the amount of acquisition premium paid over the lesser of book value or fair market value of assets merged or acquired. Savings in excess of that recovery will be disposed of by order of the Commission.

    2. The cost recovery provisions of this Agreement will continue in the combined entity.

    3. Staff and the Commission will give expedited review and treatment to any petition by RegSub or HoldCo in connection with an acquisition or merger with another utility.

VII.  Corporate Structure

    1. NYSEG's petition to form HoldCo shall be approved, and NYSEG shall be authorized to restructure its operations by forming a holding company structure pursuant to a Plan of Exchange (the "Plan of Exchange") as more particularly set forth in this Agreement.

    2. Under the terms of the Plan of Exchange, and subject to the rights of the holders of NYSEG's Common Stock (the "NYSEG Common Stock") to exercise their appraisal rights, all of the outstanding shares of NYSEG Common Stock will be exchanged on a share-for-share basis for the common stock of HoldCo (the "Share Exchange"). Such common stock exchanged for NYSEG Common Stock is referred to herein as HoldCo Common Stock. NYSEG and HoldCo will make such regulatory filings as may be required by law to effectuate the proposed restructuring.

    3. Upon consummation of the Share Exchange, each person who owned NYSEG Common Stock immediately prior to the Share Exchange, other than those stockholders who properly exercise their appraisal rights, will own a corresponding number of shares and percentage of the outstanding HoldCo Common Stock, and HoldCo will own all of the outstanding shares of NYSEG Common Stock.

    4. After the Share Exchange, NYSEG will be a regulated, wholly-owned utility subsidiary of HoldCo, herein referred to as RegSub, which will functionally separate electric delivery services from gas services.

    5. After the Share Exchange, NYSEG shall be authorized to transfer to GenSub, in the form of a stock dividend or such other appropriate form, all of the common stock of Somerset Railroad Corporation, which is currently a wholly-owned subsidiary of NYSEG.

    6. After the Share Exchange, NYSEG shall be authorized to transfer to HoldCo, in the form of a stock dividend or such other appropriate form, all of the common stock of NGE Enterprises, Inc., which is currently a wholly-owned subsidiary of NYSEG.

    7. RegSub shall be authorized to structurally separate its coal-fired generation assets and liabilities by transferring such generation assets and liabilities to GenSub in accordance with Article V.1 of this Agreement.

    8. The following terms and conditions shall apply to RegSub and its affiliates regarding affiliate operations and relationships.

    a. Common stock dividends paid by RegSub to HoldCo will be limited in any calendar year to 100% of net income available for common stock. The calculation of net income will exclude any one-time, non-cash accounting charges. This restriction will exclude any one-time dividends to HoldCo attributable to major transactions such as asset sales, the transfer of generating assets associated with HoldCo and GenSub formation, or securitization.

    b. By a separate petition that will be reviewed and acted upon expeditiously, the terms of the current Commission Global Financing Order applicable to NYSEG (Case 95-M-1195) will extend through the term of this Agreement and be amended to include authorization for RegSub to enter into derivative or other risk management transactions with respect to current or future financings. In addition, by a separate petition that will be reviewed and acted upon expeditiously, the terms of the Stock Repurchase Order applicable to NYSEG (Case 94-M-0954) will extend through the term of this Agreement and will be amended so that RegSub may, from time to time, repurchase at book value from HoldCo such amount of shares of its common stock as RegSub determines in order to maintain the RegSub equity ratio at an appropriate level. These stock repurchases will be excluded from the calculation of excess earnings. These buyback provisions are in addition to the Commission's authorization to repurchase shares in Case 94-M-0954. In the event that RegSub's first mortgage bond rating falls below investment grade according to both Moody's and S&P, RegSub will be prohibited from repurchasing shares of common stock until its investment grade rating is restored.

    c. Non-officer employees who transfer between RegSub and an unregulated affiliate will be prohibited from transferring back to their original employer for a period of one year unless a specific waiver is received from the Commission or its designee. Non-officer employees returning to RegSub may not transfer to an unregulated subsidiary for a minimum of one year from the date of the return unless a specific waiver is received from the Commission or its designee. HoldCo and its affiliates, including RegSub, may have common officers.

    d. RegSub and its affiliates will be permitted to maintain one common pension fund at HoldCo. For the purposes of allocating pension expense (credit), excess pension fund assets as of August 1, 2002 will be attributed to RegSub. Subsequent gains or losses will be allocated to all affiliates.

    e. No payment or imputation of royalties or positive benefits to ratepayers will be made by or with respect to RegSub or any affiliates given the special circumstance surrounding this Agreement. The "Order Approving Stipulation and Agreement, Subject to Conditions", issued April 28, 1992 in Case 91-M-0838 and the Stipulation and Agreement approved therein authorizing NYSEG to make investments in diversified activities are superseded.

    f. In addition, the following standards of conduct shall apply:

- Separate Entities: Any affiliate will be set up as a business entity separate from RegSub to foster competition in the utility's territory. Separate entities will help to minimize the potential for self-dealing and the perception of self-dealing by customers and other competitors.

- Separation of books and records: Separation will include books and records, non-officer employees, advertising and marketing efforts, and energy purchasing (except for tariffed services). Where common costs are shared to take advantage of economies of scale, direct cost allocation will be used where practical. However, if direct cost allocation is impractical, cost allocations will be accomplished by using a fully distributed cost method to be provided by NYSEG and approved by the Commission.

- Physical Separation: RegSub and HoldCo may occupy the same building. Any non-regulated affiliate, other than HoldCo, will be located at a different location from RegSub to reduce the opportunity for, and appearance of, anti-competitive behavior or other inappropriate activities. Generation employees may occupy the same building as RegSub until completion of the auction required pursuant to the competitive generation plan.

- Affiliate Transactions: Affiliate transactions will be minimized to protect against cross-subsidies. When transactions occur, they will be priced at tariff rates, if applicable, or at least at fully distributed costs. In addition, such transactions will be at arms-length. All transactions in excess of $100,000, other than tariffed transactions and corporate governance and administrative services, between RegSub and either HoldCo or any affiliate will be pursuant to written contracts filed with the Commission, and the provision of goods and services by such contracts will be on a basis that neither disadvantages RegSub nor unduly prefers HoldCo or any affiliate.

- Transfer of Assets: Any transfer of utility assets will be compensated to RegSub based on the greater of book value or market value, except for the transfer of generation assets (coal plants, related equipment and contracts) as contemplated by this Agreement.

- Transfer of Data/Information: RegSub will not provide any competitive information or data, including but not limited to any customer or market information relative to energy services, to its affiliated entities unless that same information or data is provided to all competitors at the same time and under the same conditions.

- Access to Books and Records: Staff will have direct access to the books and records of RegSub and, prior to the auction, of GenSub. For purposes of Public Service Law Section 110, Staff will also have direct access to the books and records of RegSub, GenSub, HoldCo, and any majority-held affiliate. For the purpose of auditing any Section 110 transactions between RegSub and either HoldCo or its affiliates, including GenSub, HoldCo will provide Commission designated personnel reasonable opportunity to audit any such transaction, subject to appropriate confidentiality agreements and trade secret protection.

- Dispute Resolution Process: A process will be established, in consultation with Department of Public Service Staff, for a competitor or customer to obtain Commission review if it believes that RegSub, or its affiliate in a transaction with RegSub, has acted in an anti-competitive manner. Complete records of disputes will be retained for Department of Public Service review.

- Name and Reputation: There shall be no restrictions on HoldCo or any affiliate using the same name, trade name, trademarks, service name, service mark or a derivative of a name, of HoldCo or RegSub, or in identifying itself as being affiliated with HoldCo or RegSub. RegSub will not provide sales leads for customers in RegSub's service territory to any affiliate and will refrain from giving the appearance that RegSub speaks on behalf of an affiliate or that the affiliate speaks on behalf of RegSub. If a customer requests information about securing any service or product offered within the service territory by an affiliate, RegSub may provide a list of all companies known to RegSub operating in the service territory that provide the service or product, which may include the affiliate, but RegSub may not promote its affiliate.

- Debt Rating: Regsub will have its own debt rating. If RegSub experiences a downgrading or placement on creditwatch or review of its senior debt, RegSub management will notify the Director of Accounting & Finance of the New York State Department of Public Service.

- Guarantee of Affiliate Debt: RegSub will not guarantee the notes, debentures, debt obligations or other securities of any affiliate, nor will it pledge any of its assets as security for any indebtedness of HoldCo or its affiliates.

- Loans of Employees: RegSub will not loan operating employees to its affiliates. Operating employees are those involved in competitive lines of business, which excludes (among other categories) corporate governance, finance, accounting, legal, and administrative services.

- Behind-the-Meter Energy Services: NYSEG's RegSub will not conduct competitive behind-the-meter energy services, except that NYSEG RegSub will be permitted to provide solutions to customer reliability and deliverability issues related to transmission and distribution.

VIII.  Other Provisions

    1. The Parties will negotiate in good faith modifications to NYSEG's SC-11 tariff relating to backup and maintenance services. The negotiation shall address recovery of the CTC where backup or maintenance service continues to be provided by NYSEG.

    2. As described in more detail in Appendix F NYSEG's Service Quality Mechanism will be modified to be a potential penalty-only mechanism based on RegSub's performance on electric service reliability. RegSub's earnings cap threshold will be adjusted down for the period of the penalty in the event that a penalty is incurred.

    3. In order to mitigate customers' above-market cost burden, in its sole discretion, RegSub shall have the flexibility to accelerate or increase amortization of regulatory assets, including the generation asset resulting from the competitive generation plan described in Article V.1.c. of this Agreement, accelerate or increase amortization of the Nine Mile Point 2 ("NMP2") book balance, accelerate or increase depreciation, or make similar adjustments in the exercise of its business judgment. An amortization schedule is attached hereto as Appendix G. These expenses shall be included in the annual calculation of RegSub's electric return on equity for earnings cap purposes, except that these adjustments shall be excluded from such annual calculation in the event that RegSub presents to the Commission a proposed cost-recovery charge for uncontrollable costs pursuant to Article III.4. of this Agreement. In addition, the Commission will be entitled to offset such proposed charge with any RegSub earnings in excess of 12.0% on common equity that would have been realized but for the use of accelerated or increased amortization or accelerated or increased depreciation as above permitted. These adjustments shall be excluded in the calculation of any earnings shortfall for the purposes of RegSub filing for electric rate relief described in Article III.2 of this Agreement.

    4. As set forth in Appendix G, NYSEG may apply any deferred credit balances as of the commencement of the Price Cap Period against any deferred charges.

    5. In its Order Reconvening Proceeding, issued September 20, 1996, in Case 93-E-0960, the Commission directed the parties to that proceeding to negotiate future Economic Development Power ("EDP") rates. Pursuant to a Memorandum of Understanding (the "Memorandum") executed December 6, 1996, the parties agreed to interim EDP rates pending litigation of all issues related to NYSEG's provision of EDP service in this proceeding (Case 96-E-0891). For the reasons explained in the Procedural Ruling of March 20, 1997, the due date for submission of testimony on the EDP rate issue was postponed from the date provided in the Memorandum. An agreement on EDP rates to resolve Case 93-E-0960 is attached as Appendix H.

    6. Any net savings from changes in Gross Receipts Taxes will be flowed through to NYSEG's customers subject to Article IV.5.

    7. RegSub will make a filing at the beginning of Year 5 of the Price Cap Period to provide for recovery of delivery, NMP2 and NUG costs, recovery of or credit to regulatory assets (including the generation asset described in Article
V.1 of this Agreement) and recovery of the costs of electric power supply at market rates beginning after the Price Cap Period, consistent with the terms of this Agreement.

    8. NYSEG will withdraw the two Article 78 Proceedings referenced in this Agreement and the Article 78 proceeding to challenge the Commission's "Order Concerning Retail Access Proposal" issued in Case 96-E-0948 (the Dairylea Proceeding) through stipulation agreements between the Company and the Commission.

    9. It is the intent of the Parties, and the Commission by virtue of its approval of this Agreement, that this Agreement meets the accounting requirements of Statement of Financial Accounting Standards No. 71, throughout its term.

    10. The Parties request an expedited process to obtain Commission approval of this Agreement.

IX.  Finality

    The Parties agree that Commission approval of this Agreement represents approval of its terms, and the Parties recognize that the concessions and assurances of NYSEG are being made, in substantial part, in reliance upon later actions of the Commission pursuant to the terms of this Agreement. Accordingly, the Parties hereby request that the Commission's Order approving this Agreement expressly find that:

        1) the mutual concessions and assurances set forth in this Agreement are inextricably interrelated;

        2) that they will produce rates that are just and reasonable through the Price Cap Period;

        3) that they justify the reasonable opportunity for continued recovery of strandable costs and the use of non-bypassable wire charges for that purpose subsequent to the Price Cap Period according to the terms of this Agreement;

        4) that they achieve the Commission's goals and policy objectives in Opinion No. 96-12; and

        5)  that they further the public interest.

X. Effectiveness

    1. The NYSEG restructuring plan provided for under this Agreement is subject to any required approval of the NYSEG Board of Directors and stockholders and any regulatory body having jurisdiction. This Agreement is subject to issuance of a final Commission Order approving this Agreement without changes, which order shall include or adopt the above-stated express findings. In the event that any of said approvals is not received, then this Agreement and all of its terms and conditions shall be null and void. This Agreement shall be binding upon, and shall inure to the benefit of, any successor in interest to any Party.

    2. The terms and provisions of this Agreement apply solely to and are binding only in the context of the purposes and results of this Agreement. None of the terms and provisions of this Agreement and none of the positions taken herein by any Party may be referred to, cited or relied upon by any other Party as precedent in any other proceeding before this Commission or any other regulatory agency or before any court of law, except in furtherance of the purposes and results of this Agreement.

    Executed as of the 9th day of October 1997

                                  NEW YORK STATE ELECTRIC & GAS
                                  CORPORATION


                               By: /s/ Kenneth M. Jasinski, its attorney
                                   ----------------------------------------

                                   NEW YORK STATE DEPARTMENT OF
                                   PUBLIC SERVICE



                               By: /s/ Leonard Van Ryn
                                   ----------------------------------------

                                  NEW YORK STATE DEPARTMENT OF
                                  ECONOMIC DEVELOPMENT



                               By: /s/ Jeffrey Schnur
                                   ----------------------------------------

                                   NEW YORK POWER AUTHORITY



                               By: /s/ Edgar K. Byham
                                   ----------------------------------------

                                   THE JOINT SUPPORTERS



                               By: /s/ Ruben S. Brown
                                   ----------------------------------------

                                   NATIONAL ASSOCIATION OF ENERGY SERVICES
                                   COMPANIES



                               By: / s/ Ruben S. Brown
                                   ----------------------------------------

                                   APPENDIX A

                        FORECAST SUMMARY OF KILOWATTHOURS
                               AND REVENUE EFFECTS

Privileged & Confidential - For Settlement Purposes Only

      NEW YORK STATE ELECTRIC & GAS CORPORATION           PSC CASE NO. 96-E-0891
                                                          Appendix A
Forecast Summary of Kilowatthours and Revenue Effects     Schedule A
                Due to Revised Rates                      Page 1 of 5
      Reflecting an RTS Factor of:     0.954696

                             Year 1 of Settlement

                                                                                             Revenue
                                                                                Existing    Increase/      Total     Percent
                                PSC  SC                                          Revenue    (Decrease)    Revenue     Change
                                No.  No.                              MWH         (000)       (000)        (000)        %
                              -----------------------------------------------------------------------------------------------
Residential Regular             115    1                            3,326,704    $483,982       note(1)    $483,982   note(1)
Residential Day-Night           115    8                            1,738,318    $221,284       note(1)    $221,284   note(1)
Residential Time of Use         115   12                              333,559     $39,423       note(1)     $39,423   note(1)
 TOTAL RESIDENTIAL                                                  5,398,581    $744,688       note(1)    $744,688   note(1)

General Service Regular         115    6                              205,238     $35,709       note(1)     $35,709   note(1)
General Service Day-Night       115    9                                6,520        $924       note(1)        $924   note(1)
 Subtotal                                                             211,758     $36,633       note(1)     $36,633   note(1)

General Service-w/Demand        115    2    Industrial > 500 kW             0          $0           $0           $0      0.0%
General Service-w/Demand        115    2  High Load Factor > 68%      171,716     $15,796        ($793)     $15,004     -5.0%
General Service-w/Demand        115    2        All Others          2,582,189    $321,025       note(1)    $321,025   note(1)
General Service-w/Demand        115    2          Total             2,753,905    $336,821        ($793)    $336,029     -0.2%
General Service-Time of Use     115  7-1   Industrial > 500 kW        125,402     $12,910        ($661)     $12,249     -5.0%
General Service-Time of Use     115  7-1  High Load Factor > 68%       68,772      $6,270        ($322)      $5,948     -5.0%
General Service-Time of Use     115  7-1        All Others            595,673     $64,908       note(1)     $64,908   note(1)
General Service-Time of Use     115  7-1          Total               789,847     $84,088        ($983)     $83,105     -1.2%
 Subtotal                                                           3,543,753    $420,909      ($1,776)    $419,133     -0.4%

 TOTAL GENERAL SERVICE                                              3,755,511    $457,542      ($1,776)    $455,766     -0.4%

Primary Service                 115  3-P    Industrial > 500 kW             0          $0           $0           $0      0.0%
Primary Service                 115  3-P   High Load Factor > 68%      15,491      $1,325         ($67)      $1,258     -5.0%
Primary Service                 115  3-P        All Others            141,387     $15,776       note(1)     $15,776   note(1)
Primary Service                 115  3-P          Total               156,878     $17,101         ($67)     $17,034     -0.4%
Primary Service-Time of Use     115  7-2    Industrial > 500 kW       377,783     $37,088      ($1,884)     $35,204     -5.0%
Primary Service-Time of Use     115  7-2   High Load Factor > 68%      48,291      $4,271        ($214)      $4,057     -5.0%
Primary Service-Time of Use     115  7-2        All Others            748,083     $75,123       note(1)     $75,123   note(1)
Primary Service-Time of Use     115  7-2          Total             1,174,157    $116,482      ($2,099)    $114,383     -1.8%

Subtransmission Service         115   3S    Industrial > 500 kW             0          $0           $0           $0      0.0%
Subtransmission Service         115   3S   High Load Factor > 68%       2,271        $182          ($9)        $173     -5.0%
Subtransmission Service         115   3S        All Others              4,180        $474       note(1)        $474   note(1)
Subtransmission Service         115   3S          Total                 6,451        $656          ($9)        $647     -1.4%
Subtransmission-Time of Use     115  7-3    Industrial > 500 kW       494,227     $41,841      ($2,119)     $39,722     -5.0%
Subtransmission-Time of Use     115  7-3   High Load Factor > 68%      45,771      $3,688        ($186)      $3,502     -5.0%
Subtransmission-Time of use     115  7-3        All Others            222,157     $19,949       note(1)     $19,949   note(1)
Subtransmission-Time of Use     115  7-3          Total               762,155     $65,478      ($2,305)     $63,173     -3.5%

Transmission-Time of Use        115  7-4    Industrial > 500 kW        60,458      $4,945        ($248)      $4,698     -5.0%
Transmission-Time of Use        115  7-4   High Load Factor > 68%           0          $0           $0           $0      0.0%
Transmission-Time of Use        115  7-4        All Others            191,620     $16,504       note(1)     $16,504   note(1)
Transmission-Time of Use        115  7-4          Total               252,078     $21,450        ($248)     $21,202     -1.2%
 TOTAL PRIMARY                                                      2,351,719    $221,167      ($4,727)    $216,439     -2.1%

 TOTAL GENERAL SERVICE & PRIMARY                                    6,107,230    $678,709      ($6,503)    $672,206     -1.0%

Outdoor Lighting                115    5                               17,560      $3,713       note(1)      $3,713   note(1)

SUBTOTAL 115 REVENUE                                               11,523,371  $1,427,110      ($6,503)  $1,420,607     -0.5%

Street Lighting                 118  All                               86,335     $18,563       note(1)     $18,563   note(1)

SUBTOTAL TARIFF REVENUE                                            11,609,706  $1,445,673      ($6,503)  $1,439,170     -0.4%

Miscellaneous Contracts                                             1,717,457    $108,614           $0     $108,614      0.0%

-----------------------------------------------------------------------------------------------------------------------------
TOTAL RETAIL SALES REVENUE                                         13,327,163  $1,554,287      ($6,503)  $1,547,784     -0.4%

SUMMARY
Residential                                                                      $744,688           $0     $744,688      0.0%
Non-Residential (not subject to decrease)                                         572,668            0      572,668      0.0%
                                                                                ---------       ------    ---------
  Subtotal                                                                      1,317,356            0    1,317,356      0.0%
Industrial & High Load Factor                                                     128,317      ($6,503)     121,814     -5.0%
Miscellaneous Contracts                                                           108,614            0      108,614      0.0%
                                                                                ---------       ------    ---------
  Total                                                                        $1,554,287      ($6,503)  $1,547,784     -0.4%

NOTE:
(1) This appendix does not reflect the total reductions to residential and other customers not eligible for other decreases or special discounts as shown on Appendix I.

Privileged & Confidential - For Settlement Purposes Only

      NEW YORK STATE ELECTRIC & GAS CORPORATION           PSC CASE NO. 96-E-0891
                                                          Appendix A
Forecast Summary of Kilowatthours and Revenue Effects     Schedule A
                Due to Revised Rates                      Page 2 of 5
      Reflecting an RTS Factor of:     0.954696

                             Year 2 of Settlement

                                                                                             Revenue
                                                                                Existing    Increase/      Total       Percent
                                PSC  SC                                          Revenue    (Decrease)    Revenue       Change
                                No.  No.                              MWH         (000)       (000)        (000)          %
                              ------------------------------------------------------------------------------------------------
Residential Regular             115    1                            3,345,437    $486,633       note(1)    $486,633    note(1)
Residential Day-Night           115    8                            1,728,039    $220,128       note(1)    $220,128    note(1)
Residential Time of Use         115   12                              329,028     $38,913       note(1)     $38,913    note(1)
 TOTAL RESIDENTIAL                                                  5,402,504    $745,674       note(1)    $745,674    note(1)

General Service Regular         115    6                              207,394     $36,074       note(1)     $36,074    note(1)
General Service Day-Night       115    9                                6,591        $933       note(1)        $933    note(1)
 Subtotal                                                             213,986     $37,007       note(1)     $37,007    note(1)

General Service-w/Demand        115    2    Industrial > 500 kW             0          $0           $0           $0       0.0%
General Service-w/Demand        115    2   High Load Factor > 68%     173,224     $15,128        ($758)     $14,370      -5.0%
General Service-w/Demand        115    2        All Others          2,604,864    $323,595       note(1)    $323,595    note(1)
General Service-w/Demand        115    2          Total             2,778,089    $338,723        ($758)    $337,965      -0.2%
General Service-Time of Use     115  7-1    Industrial > 500 kW       126,589     $12,377        ($634)     $11,744      -5.0%
General Service-Time of Use     115  7-1   High Load Factor > 68%      69,162      $6,143        ($307)      $5,836      -5.0%
General Service-Time of Use     115  7-1        All Others            598,573     $65,023       note(1)     $65,023    note(1)
General Service-Time of Use     115  7-1          Total               794,324     $83,543        ($941)     $82,602      -1.1%
 Subtotal                                                           3,572,413    $422,266      ($1,699)    $420,567      -0.4%

 TOTAL GENERAL SERVICE                                              3,786,399    $459,273      ($1,699)    $457,574      -0.4%

Primary Service                 115  3-P    Industrial > 500 kW             0          $0           $0           $0       0.0%
Primary Service                 115  3-P   High Load Factor > 68%      15,623      $1,268         ($64)      $1,204      -5.0%
Primary Service                 115  3-P        All Others            142,589     $15,899       note(1)     $15,899    note(1)
Primary Service                 115  3-P          Total               158,212     $17,167         ($64)     $17,103      -0.4%
Primary Service-Time of Use     115  7-2    Industrial > 500 kW       381,360     $35,573      ($1,807)     $33,765      -5.0%
Primary Service-Time of Use     115  7-2   High Load Factor > 68%      48,484      $4,072        ($204)      $3,868      -5.0%
Primary Service-Time of Use     115  7-2        All Others            749,017     $75,156       note(1)     $75,156    note(1)
Primary Service-Time of Use     115  7-2          Total             1,178,861    $114,801      ($2,011)    $112,789      -1.8%

Subtransmission Service         115  3S     Industrial > 500 kW             0          $0           $0           $0       0.0%
Subtransmission Service         115  3S    High Load Factor > 68%       2,289        $175          ($9)        $166      -5.0%
Subtransmission Service         115  3S         All Others              4,162        $472       note(1)        $472    note(1)
Subtransmission Service         115  3S           Total                 6,451        $647          ($9)        $638      -1.4%
Subtransmission-Time of Use     115  7-3    Industrial > 500 kW       498,907     $40,130      ($2,033)     $38,097      -5.0%
Subtransmission-Time of Use     115  7-3   High Load Factor > 68%      45,785      $3,503        ($177)      $3,326      -5.0%
Subtransmission-Time of use     115  7-3        All Others            217,695     $19,536       note(1)     $19,536    note(1)
Subtransmission-Time of Use     115  7-3          Total               762,387     $63,169      ($2,210)     $60,959      -3.5%

Transmission-Time of Use        115  7-4    Industrial > 500 kW        61,030      $4,745        ($237)      $4,509      -5.0%
Transmission-Time of Use        115  7-4   High Load Factor > 68%           0          $0           $0           $0       0.0%
Transmission-Time of Use        115  7-4        All Others            192,570     $16,579       note(1)     $16,579    note(1)
Transmission-Time of Use        115  7-4          Total               253,600     $21,324        ($237)     $21,087      -1.1%
 TOTAL PRIMARY                                                      2,359,511    $217,108      ($4,530)    $212,577      -2.1%

 TOTAL GENERAL SERVICE & PRIMARY                                    6,145,910    $676,381      ($6,229)    $670,152      -0.9%

Outdoor Lighting                115    5                               17,560      $3,713       note(1)      $3,713    note(1)

SUBTOTAL 115 REVENUE                                               11,565,974  $1,425,768      ($6,229)  $1,419,538      -0.4%

Street Lighting                 118  All                               86,335     $18,563       note(1)     $18,563    note(1)

SUBTOTAL TARIFF REVENUE                                            11,652,309  $1,444,331      ($6,229)  $1,438,101      -0.4%

Miscellaneous Contracts                                             1,753,457    $110,220           $0     $110,220       0.0%

------------------------------------------------------------------------------------------------------------------------------
TOTAL RETAIL SALES REVENUE                                         13,405,766  $1,554,551      ($6,229)  $1,548,321      -0.4%

SUMMARY
Residential                                                                      $745,674           $0     $745,674       0.0%
Non-Residential (not subject to decrease)                                         575,543            0      575,543       0.0%
                                                                                ---------       ------    ---------
  Subtotal                                                                      1,321,217            0    1,321,217       0.0%
Industrial & High Load Factor                                                     123,114       (6,229)     116,885      -5.0%
Miscellaneous Contracts                                                           110,220            0      110,220       0.0%
                                                                                ---------       ------    ---------
  Total                                                                        $1,554,551      ($6,229)  $1,548,321      -0.4%

NOTE:
(1) This appendix does not reflect the total reductions to residential and other customers not eligible for other decreases or special discounts as shown on Appendix I.

Privileged & Confidential - For Settlement Purposes Only

      NEW YORK STATE ELECTRIC & GAS CORPORATION           PSC CASE NO. 96-E-0891
                                                          Appendix A
Forecast Summary of Kilowatthours and Revenue Effects     Schedule A
                Due to Revised Rates                      Page 3 of 5
      Reflecting an RTS Factor of:     0.954696

                             Year 3 of Settlement

                                                                                             Revenue
                                                                                Existing    Increase/      Total       Percent
                                PSC  SC                                          Revenue    (Decrease)    Revenue       Change
                                No.  No.                              MWH         (000)       (000)        (000)          %
                              ------------------------------------------------------------------------------------------------

Residential Regular             115    1                            3,373,940    $490,738       note(1)    $490,738    note(1)
Residential Day-Night           115    8                            1,732,927    $220,762       note(1)    $220,762    note(1)
Residential Time of Use         115   12                              328,023     $38,803       note(1)     $38,803    note(1)
 TOTAL RESIDENTIAL                                                  5,434,890    $750,303       note(1)    $750,303    note(1)

General Service Regular         115    6                              209,796     $36,476       note(1)     $36,476    note(1)
General Service Day-Night       115    9                                6,660        $942       note(1)        $942    note(1)
 Subtotal                                                             216,457     $37,418       note(1)     $37,418    note(1)

General Service-w/Demand        115    2    Industrial > 500 kW             0          $0           $0           $0       0.0%
General Service-w/Demand        115    2   High Load Factor > 68%     175,124     $14,518        ($727)     $13,791      -5.0%
General Service-w/Demand        115    2        All Others          2,633,435    $326,821       note(1)    $326,821    note(1)
General Service-w/Demand        115    2          Total             2,808,559    $341,339        ($727)    $340,612      -0.2%
General Service-Time of Use     115  7-1    Industrial > 500 kW       127,693     $11,843        ($607)     $11,236      -5.0%
General Service-Time of Use     115  7-1   High Load Factor > 68%      69,964      $5,727        ($295)      $5,432      -5.0%
General Service-Time of Use     115  7-1        All Others            605,880     $65,821       note(1)     $65,821    note(1)
General Service-Time of Use     115  7-1          Total               803,536     $83,391        ($902)     $82,489      -1.1%
 Subtotal                                                           3,612,095    $424,730      ($1,629)    $423,101      -0.4%

 TOTAL GENERAL SERVICE                                              3,828,552    $462,148      ($1,629)    $460,519      -0.4%

Primary Service                 115  3-P    Industrial > 500 kW             0          $0           $0           $0       0.0%
Primary Service                 115  3-P   High Load Factor > 68%      15,761      $1,214         ($61)      $1,153      -5.0%
Primary Service                 115  3-P        All Others            143,849     $16,024       note(1)     $16,024    note(1)
Primary Service                 115  3-P          Total               159,610     $17,238         ($61)     $17,176      -0.4%
Primary Service-Time of Use     115  7-2    Industrial > 500 kW       384,684     $34,102      ($1,741)     $32,361      -5.0%
Primary Service-Time of Use     115  7-2   High Load Factor > 68%      49,067      $3,912        ($197)      $3,715      -5.0%
Primary Service-Time of Use     115  7-2        All Others            759,273     $76,031       note(1)     $76,031    note(1)
Primary Service-Time of Use     115  7-2          Total             1,193,024    $114,044      ($1,937)    $112,107      -1.7%

Subtransmission Service         115  3S     Industrial > 500 kW             0          $0           $0           $0       0.0%
Subtransmission Service         115  3S    High Load Factor > 68%       2,303        $167          ($8)        $158      -5.0%
Subtransmission Service         115  3S         All Others              4,148        $471       note(1)        $471    note(1)
Subtransmission Service         115  3S           Total                 6,451        $638          ($8)        $630      -1.3%
Subtransmission-Time of Use     115  7-3    Industrial > 500 kW       503,255     $38,467      ($1,954)     $36,513      -5.0%
Subtransmission-Time of Use     115  7-3   High Load Factor > 68%      46,442      $3,372        ($170)      $3,202      -5.0%
Subtransmission-Time of use     115  7-3        All Others            223,638     $19,963       note(1)     $19,963    note(1)
Subtransmission-Time of Use     115  7-3          Total               773,335     $61,802      ($2,124)     $59,678      -3.4%

Transmission-Time of Use        115  7-4    Industrial > 500 kW        61,562      $4,551        ($227)      $4,324      -5.0%
Transmission-Time of Use        115  7-4   High Load Factor > 68%           0          $0           $0           $0       0.0%
Transmission-Time of Use        115  7-4        All Others            194,339     $16,712           $0      $16,712       0.0%
Transmission-Time of Use        115  7-4          Total               255,901     $21,263        ($227)     $21,036      -1.1%
 TOTAL PRIMARY                                                      2,388,321    $214,986      ($4,358)    $210,628      -2.0%

 TOTAL GENERAL SERVICE & PRIMARY                                    6,216,873    $677,134      ($5,987)    $671,147      -0.9

Outdoor Lighting                115    5                               17,560      $3,713       note(1)      $3,713    note(1)

SUBTOTAL 115 REVENUE                                               11,669,323  $1,431,150      ($5,987)  $1,425,163      -0.4%

Street Lighting                 118  All                               86,335     $19,195       note(1)     $19,195    note(1)

SUBTOTAL TARIFF REVENUE                                            11,755,658  $1,450,345      ($5,987)  $1,444,358      -0.4%

Miscellaneous Contracts                                             1,753,457    $110,220           $0     $110,220       0.0%

------------------------------------------------------------------------------------------------------------------------------
TOTAL RETAIL SALES REVENUE                                         13,509,115  $1,560,565      ($5,987)  $1,554,578      -0.4%

SUMMARY
Residential                                                                      $750,303          ($0)     $750,303      0.0%
Non-Residential (not subject to decrease)                                         582,169            0      582,169       0.0%
                                                                                ---------       ------    ---------
  Subtotal                                                                      1,332,472           (0)    1,332,472      0.0%
Industrial & High Load Factor                                                     117,873       (5,987)     111,886      -5.0%
Miscellaneous Contracts                                                           110,220            0      110,220      -0.4%
                                                                                ---------       ------    ---------
  Total                                                                        $1,560,565      ($5,987)  $1,554,578      -0.4%

NOTES:
(1) This appendix does not reflect the total reductions to residential and other customers not eligible for other decreases or special discounts as shown on Appendix I.
(2) Total Revenues will be based on MWh shown above and rates resulting from design approved resulting from filing by February 1, 1999.

Privileged & Confidential - For Settlement Purposes Only

      NEW YORK STATE ELECTRIC & GAS CORPORATION           PSC CASE NO. 96-E-0891
                                                          Appendix A
Forecast Summary of Kilowatthours and Revenue Effects     Schedule A
                Due to Revised Rates                      Page 4 of 5
      Reflecting an RTS Factor of:     0.954696

                             Year 4 of Settlement

                                                                                             Revenue
                                                                                Existing    Increase/      Total       Percent
                                PSC  SC                                          Revenue    (Decrease)    Revenue       Change
                                No.  No.                              MWH         (000)       (000)        (000)          %
                              -----------------------------------------------------------------------------------------------

Residential Regular             115    1                            3,407,676    $495,665       note(1)    $495,665    note(1)
Residential Day-Night           115    8                            1,747,872    $222,604       note(1)    $222,604    note(1)
Residential Time of Use         115   12                              330,600     $39,094       note(1)     $39,094    note(1)
 TOTAL RESIDENTIAL                                                  5,486,148    $757,363       note(1)    $757,363    note(1)

General Service Regular         115    6                              212,715     $36,955       note(1)     $36,955    note(1)
General Service Day-Night       115    9                                6,753        $954       note(1)        $954    note(1)
 Subtotal                                                             219,469     $37,910       note(1)     $37,910    note(1)

General Service-w/Demand        115    2    Industrial > 500 kW             0          $0           $0           $0       0.0%
General Service-w/Demand        115    2   High Load Factor > 68%     177,482     $13,966        ($701)     $13,264      -5.0%
General Service-w/Demand        115    2        All Others          2,668,903    $330,817       note(1)    $330,817    note(1)
General Service-w/Demand        115    2          Total             2,846,385    $344,782        ($701)    $344,081      -0.2%
General Service-Time of Use     115  7-1    Industrial > 500 kW       128,731     $11,324        ($583)     $10,741      -5.0%
General Service-Time of Use     115  7-1   High Load Factor > 68%      70,936      $5,678        ($284)      $5,394      -5.0%
General Service-Time of Use     115  7-1        All Others            615,029     $66,465       note(1)     $66,465    note(1)
General Service-Time of Use     115  7-1          Total               814,696     $83,468        ($867)     $82,600      -1.0%
 Subtotal                                                           3,661,081    $428,250      ($1,569)    $426,682      -0.4%

 TOTAL GENERAL SERVICE                                              3,880,549    $466,160      ($1,569)    $464,591      -0.3%

Primary Service                 115  3-P    Industrial > 500 kW             0          $0           $0           $0       0.0%
Primary Service                 115  3-P   High Load Factor > 68%      15,916      $1,163         ($59)      $1,104      -5.0%
Primary Service                 115  3-P        All Others            145,262     $16,163       note(1)     $16,163    note(1)
Primary Service                 115  3-P          Total               161,178     $17,326         ($59)     $17,267      -0.3%
Primary Service-Time of Use     115  7-2    Industrial > 500 kW       387,813     $32,662      ($1,664)     $30,998      -5.0%
Primary Service-Time of Use     115  7-2   High Load Factor > 68%      49,683      $3,759        ($189)      $3,571      -5.0%
Primary Service-Time of Use     115  7-2        All Others            770,519     $77,000       note(1)     $77,000    note(1)
Primary Service-Time of Use     115  7-2          Total             1,208,015    $113,421      ($1,852)    $111,569      -1.6%

Subtransmission Service         115  3S     Industrial > 500 kW             0          $0           $0           $0       0.0%
Subtransmission Service         115  3S    High Load Factor > 68%       2,316        $159          ($8)        $151      -5.0%
Subtransmission Service         115  3S         All Others              4,135        $470       note(1)        $470    note(1)
Subtransmission Service         115  3S           Total                 6,451        $630          ($8)        $622      -1.3%
Subtransmission-Time of Use     115  7-3    Industrial > 500 kW       507,349     $36,844      ($1,871)     $34,973      -5.0%
Subtransmission-Time of Use     115  7-3   High Load Factor > 68%      47,094      $3,244        ($164)      $3,080      -5.0%
Subtransmission-Time of use     115  7-3        All Others            229,743     $20,407       note(1)     $20,407    note(1)
Subtransmission-Time of Use     115  7-3          Total               784,186     $60,496      ($2,035)     $58,460      -3.4%

Transmission-Time of Use        115  7-4    Industrial > 500 kW        62,063      $4,363        ($218)      $4,145      -5.0%
Transmission-Time of Use        115  7-4   High Load Factor > 68%           0          $0           $0           $0       0.0%
Transmission-Time of Use        115  7-4        All Others            195,707     $16,814       note(1)     $16,814    note(1)
Transmission-Time of Use        115  7-4          Total               257,770     $21,177        ($218)     $20,960      -1.0%
 TOTAL PRIMARY                                                      2,417,600    $213,050      ($4,172)    $208,878      -2.0%

 TOTAL GENERAL SERVICE & PRIMARY                                    6,298,149    $679,210      ($5,741)    $673,469      -0.8%

Outdoor Lighting                115    5                               17,560      $3,713       note(1)      $3,713    note(1)

SUBTOTAL 115 REVENUE                                               11,801,857  $1,440,285      ($5,741)  $1,434,545      -0.4%

Street Lighting                 118  All                               86,335     $18,563       note(1)     $18,563    note(1)

SUBTOTAL TARIFF REVENUE                                            11,888,192  $1,458,848      ($5,741)  $1,453,108      -0.4%

Miscellaneous Contracts                                             1,753,457    $110,220           $0     $110,220       0.0%

------------------------------------------------------------------------------------------------------------------------------
TOTAL RETAIL SALES REVENUE                                         13,641,649  $1,569,068      ($5,741)  $1,563,328      -0.4%

SUMMARY
Residential                                                                      $757,363           $0     $757,363       0.0%
Non-Residential (not subject to decrease)                                         588,323            0      588,323       0.0%
                                                                                ---------       ------    ---------
  Subtotal                                                                      1,345,686            0    1,345,686       0.0%
Industrial & High Load Factor                                                     113,163       (5,741)     107,422      -5.0%
Miscellaneous Contracts                                                           110,220            0      110,220      -0.4%
                                                                                ---------       ------    ---------
  Total                                                                        $1,569,068      ($5,741)  $1,563,328      -0.4%

NOTES:
(1) This appendix does not reflect the total reductions to residential and other customers not eligible for other decreases or special discounts as shown on Appendix I.
(2) Total Revenues will be based on MWh shown above and rates resulting from design approved resulting from filing by February 1, 1999.

Privileged & Confidential - For Settlement Purposes Only

      NEW YORK STATE ELECTRIC & GAS CORPORATION           PSC CASE NO. 96-E-0891
                                                          Appendix A
Forecast Summary of Kilowatthours and Revenue Effects     Schedule A
                Due to Revised Rates                      Page 5 of 5
      Reflecting an RTS Factor of:     0.954696

                             Year 5 of Settlement

                                                                                             Revenue
                                                                                Existing    Increase/      Total       Percent
                                PSC  SC                                          Revenue    (Decrease)    Revenue       Change
                                No.  No.                              MWH         (000)       (000)        (000)          %
                              -----------------------------------------------------------------------------------------------

Residential Regular             115    1                            3,443,698    $500,894       note(1)    $500,894    note(1)
Residential Day-Night           115    8                            1,766,217    $224,853       note(1)    $224,853    note(1)
Residential Time of Use         115   12                              334,056     $39,482       note(1)     $39,482    note(1)
 TOTAL RESIDENTIAL                                                  5,543,971    $765,229       note(1)    $765,229    note(1)

General Service Regular         115    6                              215,891     $37,475       note(1)     $37,475    note(1)
General Service Day-Night       115    9                                6,862        $968       note(1)        $968    note(1)
 Subtotal                                                             222,752     $38,443       note(1)     $38,443    note(1)

General Service-w/Demand        115    2    Industrial > 500 kW             0          $0           $0           $0       0.0%
General Service-w/Demand        115    2   High Load Factor > 68%     180,120     $13,451        ($674)     $12,777      -5.0%
General Service-w/Demand        115    2        All Others          2,708,565    $335,310       note(1)    $335,310    note(1)
General Service-w/Demand        115    2          Total             2,888,685    $348,761        ($674)    $348,088      -0.2%
General Service-Time of Use     115  7-1    Industrial > 500 kW       129,791     $10,838        ($558)     $10,280      -5.0%
General Service-Time of Use     115  7-1   High Load Factor > 68%      72,032      $5,472        ($274)      $5,199      -5.0%
General Service-Time of Use     115  7-1        All Others            625,467     $67,474       note(1)     $67,474    note(1)
General Service-Time of Use     115  7-1          Total               827,290     $83,785        ($832)     $82,953      -1.0%
 Subtotal                                                           3,715,975    $432,546      ($1,505)    $431,041      -0.3%

 TOTAL GENERAL SERVICE                                              3,938,728    $470,989      ($1,505)    $469,484      -0.3%

Primary Service                 115  3-P    Industrial > 500 kW             0          $0           $0           $0       0.0%
Primary Service                 115  3-P   High Load Factor > 68%      16,098      $1,116         ($56)      $1,060      -5.0%
Primary Service                 115  3-P        All Others            146,930     $16,331       note(1)     $16,331    note(1)
Primary Service                 115  3-P          Total               163,028     $17,447         ($56)     $17,390      -0.3%
Primary Service-Time of Use     115  7-2    Industrial > 500 kW       391,005     $31,290      ($1,602)     $29,688      -5.0%
Primary Service-Time of Use     115  7-2   High Load Factor > 68%      50,512      $3,625        ($182)      $3,442      -5.0%
Primary Service-Time of Use     115  7-2        All Others            763,027     $76,955           $0      $76,955       0.0%
Primary Service-Time of Use     115  7-2          Total             1,204,544    $111,869      ($1,784)    $110,085      -1.6%

Subtransmission Service         115  3S     Industrial > 500 kW             0          $0           $0           $0       0.0%
Subtransmission Service         115  3S    High Load Factor > 68%       2,334        $161          ($8)        $153      -5.0%
Subtransmission Service         115  3S         All Others              4,117        $469       note(1)        $469    note(1)
Subtransmission Service         115  3S           Total                 6,451        $630          ($8)        $622      -1.3%
Subtransmission-Time of Use     115  7-3    Industrial > 500 kW       512,524     $35,357      ($1,796)     $33,561      -5.0%
Subtransmission-Time of Use     115  7-3   High Load Factor > 68%      47,791      $3,124        ($158)      $2,966      -5.0%
Subtransmission-Time of use     115  7-3        All Others            235,477     $20,822       note(1)     $20,822    note(1)
Subtransmission-Time of Use     115  7-3          Total               795,792     $59,304      ($1,954)     $57,349      -3.3%

Transmission-Time of Use        115  7-4    Industrial > 500 kW        62,574      $4,182        ($208)      $3,974      -5.0%
Transmission-Time of Use        115  7-4   High Load Factor > 68%           0          $0       note(1)          $0    note(1)
Transmission-Time of Use        115  7-4        All Others            197,617     $16,960       note(1)     $16,960    note(1)
Transmission-Time of Use        115  7-4          Total               260,191     $21,142        ($208)     $20,934      -1.0%
 TOTAL PRIMARY                                                      2,430,006    $210,391      ($4,011)    $206,380      -1.9%

 TOTAL GENERAL SERVICE & PRIMARY                                    6,368,734    $681,381      ($5,516)    $675,864      -0.8%

Outdoor Lighting                115    5                               17,560      $3,713       note(1)      $3,713    note(1)

SUBTOTAL 115 REVENUE                                               11,930,265  $1,450,322      ($5,516)  $1,444,806      -0.4%

Street Lighting                 118  All                               86,335     $18,563       note(1)     $18,563    note(1)

SUBTOTAL TARIFF REVENUE                                            12,016,600  $1,468,885      ($5,516)  $1,463,369      -0.4%

Miscellaneous Contracts                                             1,753,457    $110,220           $0     $110,220       0.0%

------------------------------------------------------------------------------------------------------------------------------
TOTAL RETAIL SALES REVENUE                                         13,770,057  $1,579,105      ($5,516)  $1,573,589      -0.3%

SUMMARY
Residential                                                                      $765,229           $0     $765,229       0.0%
Non-Residential (not subject to decrease)                                         595,040            0      595,040       0.0%
                                                                                ---------       ------    ---------
  Subtotal                                                                      1,360,269            0    1,360,269       0.0%
Industrial & High Load Factor                                                     108,616       (5,516)     103,100      -5.0%
Miscellaneous Contracts                                                           ll0,220            0      110,220      -0.3%
                                                                                ---------       ------    ---------
  Total                                                                        $1,579,105      ($5,516)  $1,573,589      -0.3%

NOTES:
(1) This appendix does not reflect the total reductions to residential and other customers not eligible for other decreases or special discounts as shown on Appendix I.
(2) Total Revenues will be based on MWh shown above and rates resulting from design approved resulting from filing by February 1, 1999.

Privileged & Confidential - For Settlement Purposes Only

           New York State Electric & Gas Corporation      PSC CASE NO. 96-E-0891
                         Revenue Impact                               Appendix A
    Of Reduction in Base Rates and Gross Revenue Tax (GRT)            Schedule B
         For Industrial and High Load Factor Customers

  (a)   Revenues at Previous Year's Level of GRT                $128,316(1)  $123,189    $117,715   $112,501    $107,125
  (b)   Target Percent rate reduction (2)                            5.0%         5.0%        5.0%       5.0%        5.0%
  (c)   Change in revenues due to GRT and rate decreases         ($6,420)     ($6,170)    ($5,918)   ($5,625)    ($5,356)
(b)*(a)
  (d)   Reduced Level of Revenues at Revised Level of GRT       $121,897     $117,019    $111,797   $106,876    $101,768
(a)-(c)
  (e)   Change in revenues due to GRT and rate decreases         ($6,420)     ($6,170)    ($5,918)   ($5,625)    ($5,356)
  (f)   Change in revenues due to base rate decrease              $6,336       $5,928      $5,003     $5,625      $5,356
  (g)   Change in revenues due to GRT decrease                      ($84)       ($241)      ($915)        $0          $0
(e)-(f)

(1)  Per Appendix A, Schedule A, Page 1 "Existing Revenues"

(2)  Per Appendix A, Schedule A, Pages 1-5 "Percent Change"

                                   APPENDIX B

                                 RATE SCHEDULES

                                                          PSC Case No. 96-E-0891
                                                          Appendix B
                                                          Page 1 of 9


                    New York State Electric & Gas Corporation
                    Rate Schedules - Residential Years 1 - 2*


                          S. C. No. 1 (Straight Meter)

                                   Current     Year 1       Year 2

          Energy                   $/kWh
          -------------------------------------------------------------
                                   $0.1237     $0.1237      $0.1237

          Customer Charge         $/month
          -------------------------------------------------------------
                                    $7.43       $7.43        $7.43


                          S. C. No. 8 (Day-Night Meter)

                                   Current     Year 1       Year 2

          Energy                   $/kWh
          -------------------------------------------------------------
          Day                     $0.1391      $0.1391      $0.1391
          Night                   $0.0571      $0.0571      $0.0571

          Customer Charge         $/month
          -------------------------------------------------------------
                                   $9.23        $9.23        $9.23


                            S. C. No. 12 (TOU Meter)

                                   Current     Year 1       Year 2

          Energy                    $/kWh
          -------------------------------------------------------------
          On-Peak                  $0.1928     $0.1928      $0.1928
          Mid-Peak                 $0.1138     $0.1138      $0.1138
          Off-Peak                 $0.0571     $0.0571      $0.0571

          Customer Charge          $/month
          -------------------------------------------------------------
                                    $24.00      $24.00       $24.00

*Rate design for years 3 through 5 of the Price Cap Period will be determined pursuant to the filing described in Article III.3.c.

                                                          PSC Case No. 96-E-0891
                                                          Appendix B
                                                          Page 2 of 9


                    New York State Electric & Gas Corporation
                                 Rate Schedules
                Non Residential (Small General Service) Years 1 - 2*


                          S. C. No. 6 (Straight Meter)

                                   Current     Year 1      Year 2

          Energy                    $/kWh
          ------------------------------------------------------------
                                   $0.14277   $0.14277    $0.14277

          Customer Charge          $/month
          ------------------------------------------------------------
                                     $7.43      $7.43       $7.43


                          S. C. No. 9 (Day-Night Meter)

                                   Current     Year 1      Year 2

          Energy                    $/kWh
          ------------------------------------------------------------
          Day                      $0.15512   $0.15512    $0.15512
          Night                    $0.06422   $0.06422    $0.06422

          Customer Charge          $/month
          ------------------------------------------------------------
                                    $9.23       $9.23       $9.23

*Rate design for years 3 through 5 of the Price Cap Period will be determined pursuant to the filing described in Article III.3.c.

                                                          PSC Case No. 96-E-0891
                                                          Appendix B
                                                          Page 3 of 9


                  Rate Schedules - Non Residential Years 1 - 2

                        SC 2 General Service - Secondary**

              Current               Year 1                      Year 2

Hours Use      $/kWh     HLF/Industrial*  All Other   HLF/Industrial*  All Other
---------------------    --------------------------   --------------------------
First 200    $0.08379       $0.07965      $0.08379       $0.07581       $0.08379

201 to 350   $0.07292       $0.06932      $0.07292       $0.06597       $0.07292

Over 350     $0.05599       $0.05322      $0.05599       $0.05066       $0.05599

Demand          $/kW
---------------------    -------------  -----------   -------------   ----------
All kW        $11.35         $10.79        $11.35         $10.27         $11.35

Customer
 Charge       $/month
---------------------    -------------  -----------   -------------   ----------
               $0.00         $0.00         $0.00          $0.00          $0.00

Reactive
 Charge       $/RKVAH
----------------------   -------------  -----------   -------------  -----------
All RKVAH     $0.00095      $0.00090      $0.00095       $0.00086      $0.00095

* Qualifying High Load Factor (HLF) and Industrial Customers as per this Comprehensive Settlement Agreement.

** Rate design for years 3 through 5 of the Price Cap Period will be determined pursuant to the filing described in Article III.3.c., which will reflect reductions pursuant to Article III.1.b, freezes prices by service class pursuant to Article III.3.a and reductions pursuant to Article III.1.c.

                                                          PSC Case No. 96-E-0891
                                                          Appendix B
                                                          Page 4 of 9


                  Rate Schedules - Non Residential Years 1 - 2

                   SC 7-1 Large General Service - Secondary**

                Current             Year 1                     Year 2

Energy On-Peak   $/kWh    HLF/Industrial*  All Other  HLF/Industrial*  All Other
-----------------------   --------------------------  --------------------------
               $0.08755      $0.08322      $0.08755      $0.07921      $0.08755

Energy Off-Peak  $/kWh
-----------------------   --------------------------  --------------------------
               $0.05599      $0.05322      $0.05599      $0.05066      $0.05599

Demand On-Peak    $/kW
------------------------  -------------  ------------  ------------  -----------
    All kW       $11.35       $10.79        $11.35        $10.27        $11.35

Customer Charge  $/month
------------------------  -------------  ------------  ------------  -----------
                  $9.15        $8.70         $9.15         $8.28         $9.15

Reactive Charge  $/RKVAH
------------------------  -------------  ------------  ------------  -----------
   All RKVAH   $0.00095      $0.00090      $0.00095      $0.00086      $0.00095

* Qualifying High Load Factor (HLF) and Industrial Customers as per this Comprehensive Settlement Agreement.

** Rate design for years 3 through 5 of the Price Cap Period will be determined pursuant to the filing described in Article III.3.c., which will reflect reductions pursuant to Article III.1.b, freezes prices by service class pursuant to Article III.3.a and reductions pursuant to Article III.1.c.

                                                          PSC Case No. 96-E-0891
                                                          Appendix B
                                                          Page 5 of 9


                  Rate Schedules - Non Residential Years 1 - 2

                            SC 3 Primary Distribution**

              Current               Year 1                      Year 2

Hours Use      $/kWh     HLF/Industrial*  All Other   HLF/Industrial*  All Other
---------------------    --------------------------   --------------------------
First 200    $0.07803      $0.07417      $0.07803       $0.07060       $0.07803

201 to 350   $0.06802      $0.06466      $0.06802       $0.06154       $0.06802

0ver 350     $0.05422      $0.05154      $0.05422       $0.04906       $0.05422

Demand          $/kW
---------------------    -------------  -----------   -------------   ----------
All kW        $10.78        $10.25        $10.78         $9.75          $10.78

Customer
 Charge       $/month
---------------------    -------------  -----------   -------------   ----------
               $0.00         $0.00         $0.00         $0.00           $0.00

Reactive
 Charge       $/RKVAH
----------------------   -------------  -----------   -------------  -----------
All RKVAH    $0.00095      $0.00090      $0.00095       $0.00086       $0.00095

* Qualifying High Load Factor (HLF) and Industrial Customers as per this Comprehensive Settlement Agreement.

** Rate design for years 3 through 5 of the Price Cap Period will be determined pursuant to the filing described in Article III.3.c., which will reflect reductions pursuant to Article III.1.b, freezes prices by service class pursuant to Article III.3.a. and reductions pursuant to Article III.1.c.

                                                          PSC Case No. 96-E-0891
                                                          Appendix B
                                                          Page 6 of 9


                  Rate Schedules - Non Residential Years 1 - 2

             SC 7-2 Large General Service - Primary Distribution**

                Current              Year 1                    Year 2

Energy On-Peak   $/kWh    HLF/Industrial*  All Other  HLF/Industrial*  All Other
-----------------------   --------------------------  --------------------------
               $0.07932      $0.07540      $0.07932      $0.07177      $0.07932

Energy Off-Peak
-----------------------   --------------------------  --------------------------
               $0.05422      $0.05154      $0.05422      $0.04906      $0.05422

Demand On-Peak    $/kW
------------------------  -------------  ------------  ------------  -----------
    All kW      $11.68        $11.10        $11.68        $10.57        $11.68

Customer Charge  $/month
------------------------  -------------  ------------  ------------  -----------
                 $9.15         $8.70         $9.15         $8.28         $9.15

Reactive Charge  $/RKVAH
------------------------  -------------  ------------  ------------  -----------
   All RKVAH    $0.00095     $0.00090      $0.00095      $0.00086      $0.00095

* Qualifying High Load Factor (HLF) and Industrial Customers as per this Comprehensive Settlement Agreement.

** Rate design for years 3 through 5 of the Price Cap Period will be determined pursuant to the filing described in Article III.3.c., which will reflect reductions pursuant to Article III.1.b, freezes prices by service class pursuant to Article III.3.a and reductions pursuant to Article III.1.c.

                                                          PSC Case No. 96-E-0891
                                                          Appendix B
                                                          Page 7 of 9


                  Rate Schedules - Non Residential Years 1 - 2

                           SC 3 Sub-Transmission**

              Current               Year 1                      Year 2

Hours Use      $/kWh     HLF/Industrial*  All Other   HLF/Industrial*  All Other
---------------------    --------------------------   --------------------------
First 200    $0.07499       $0.07128      $0.07499       $0.06785      $0.07499

201 to 350   $0.06498       $0.06177      $0.06498       $0.05879      $0.06498

Over 350     $0.05118       $0.04865      $0.05118       $0.04631      $0.05118

Demand         $/kW
---------------------    -------------  -----------   -------------   ----------
All kW        $8.68           $8.25         $8.68          $7.85         $8.68

Customer
 Charge       $/month
---------------------    -------------  -----------   -------------   ----------
              $0.00           $0.00         $0.00          $0.00         $0.00

Reactive
 Charge       $/RKVAH
----------------------   -------------  -----------   -------------  -----------
All RKVAH     $0.00095      $0.00090      $0.00095       $0.00086      $0.00095

* Qualifying High Load Factor (HLF) and Industrial Customers as per this Comprehensive Settlement Agreement.

** Charges shown include a high voltage discount for SC 3 Sub-Transmission customers from the SC 3 Primary Distribution charges on Appendix B Page 5 of 9. Rate design for years 3 through 5 of the Price Cap Period will be determined pursuant to the filing described in Article III.3.c., which will reflect reductions pursuant to Article III.1.b, freezes prices by service class pursuant to Article III.3.a. and reductions pursuant to Article III.1.c.

                                                          PSC Case No. 96-E-0891
                                                          Appendix B
                                                          Page 8 of 9


                  Rate Schedules - Non Residential Years 1 - 2

                SC 7-3 Large General Service - Sub-Transmission**

                Current              Year 1                    Year 2

Energy On-Peak   $/kWh    HLF/Industrial*  All Other  HLF/Industrial*  All Other
-----------------------   --------------------------  --------------------------
               $0.07441      $0.07073      $0.07441      $0.06732      $0.07441

Energy Off-Peak
-----------------------   --------------------------  --------------------------
               $0.05165      $0.04910      $0.05165      $0.04673      $0.05165

Demand On-Peak   $/kW
------------------------  -------------  ------------  ------------  -----------
      All kW     $8.88         $8.44         $8.88         $8.03         $8.88

Customer Charge  $/month
------------------------  -------------  ------------  ------------  -----------
                 $9.15         $8.70         $9.15         $8.28         $9.15

Reactive Charge  $/RKVAH
------------------------  -------------  ------------  ------------  -----------
   All RKVAH    $0.00095     $0.00090      $0.00095      $0.00086      $0.00095

* Qualifying High Load Factor (HLF) and Industrial Customers as per this Comprehensive Settlement Agreement.

** Rate design for years 3 through 5 of the Price Cap Period will be determined pursuant to the filing described in Article III.3.c., which will reflect reductions pursuant to Article III.1.b, freezes prices by service class pursuant to Article III.3.a and reductions pursuant to Article III.1.c.

                                                          PSC Case No. 96-E-0891
                                                          Appendix B
                                                          Page 9 of 9


                  Rate Schedules - Non Residential Years 1 - 2

                  SC 7-4 Large General Service - Transmission**

                Current              Year 1                    Year 2

Energy On-Peak   $/kWh    HLF/Industrial*  All Other  HLF/Industrial*  All Other
-----------------------   --------------------------  --------------------------
               $0.07305      $0.06944      $0.07305      $0.06609      $0.07305

Energy Off-Peak
-----------------------   --------------------------  --------------------------
               $0.05063      $0.04813      $0.05063      $0.04581      $0.05063

Demand On-Peak   $/kW
------------------------  -------------  ------------  ------------  -----------
    All kW       $8.71         $8.28         $8.71         $7.88         $8.71

Customer Charge  $/month
------------------------  -------------  ------------  ------------  -----------
                 $9.15         $8.70         $9.15         $8.28         $9.15

Reactive Charge  $/RKVAH
------------------------  -------------  ------------  ------------  -----------
  All RKVAH     $0.00095     $0.00090      $0.00095      $0.00086      $0.00095

* Qualifying High Load Factor (HLF) and Industrial Customers as per this Comprehensive Settlement Agreement.

** Rate design for years 3 through 5 of the Price Cap Period will be determined pursuant to the filing described in Article III.3.c., which will reflect reductions pursuant to Article III.1.b, freezes prices by service class pursuant to Article III.3.a. and reductions pursuant to Article III.1.c.

                                      APPENDIX C
                                 UNCONTROLLABLE COSTS

                                                                   Appendix C
                                                                   Page 1 of 2

                                 Uncontrollable Cost Factors(1)

                                                   CATEGORY 1                            CATEGORY 2
                                      ------------------------------------  ------------------------------------

Frequency:                                       One-Time Event                        Ongoing Costs

General Description of Qualifying          Natural Disasters, Acts of       Accounting, Legislative, Regulatory,
Events:                                 Terrorism, and Category 2 Costs                or Tax Changes
                                       Incurred Before Rates are Changed

Examples of Potential Qualifying                    -Storms                       -Change in DSM Expenses
Events:                                            -Bombings                                 -
                                            -Retroactive Tax Levies            FASB Accounting Pronouncements
                                                                            -Changes in Federal Income Tax Rate
                                                                             Changes in Nuclear Decommissioning
                                                                                           Costs
                                                                            -NYPA Transmission Adjustment Charge

Threshold Limits for Rate Recovery     Aggregate Costs in Excess of 3% of    Variations from Targets Stated in
                                                     RegSub                          Appendix A, Page 2
                                                   Net Income

Recovery Method:                        The Uncontrollable Costs Factors    The Uncontrollable Cost Factors will
                                                    will be                                  be
                                           applied to each customer's            applied to each customer's
                                      bill in a manner to be determined by  bill in a manner to be determined by
                                                the Commission.                       the Commission.

Timing of Rate Charge/Recovery          Annually in a manner and over a       Annually in a manner and over a
Period:                                            period to                               period
                                        be determined by the Commission.    to be determined by the Commission.

(1) The Uncontrollable Cost Factors relate to cost increases and decreases.

                                                                    Appendix C
                                                                    Page 2 of 2

                    UNCONTROLLABLE COST FACTOR ADJUSTMENTS(1)
                                     ($000)

                                                                YEAR 1     YEAR 2     YEAR 3     YEAR 4     YEAR 5
                                                               ---------  ---------  ---------  ---------  ---------
Nuclear Decommissioning Costs:

        Internal Fund                                            $   208    $   263    $   263     $  263     $  263

        External Fund                                              1,494      4,062      4,062      4,062      4,062

Total:                                                             1,702      4,325      4,325      4,325      4,325

Manufactured Gas Plant Site Remediation Costs                      1,569      2,163      2,640      2,640      2,640

Other Programs in PSC's Discretion                                13,327     13,406     13,509         NA         NA

NYPA Transition Adjustment                                             0          0          0          0          0

Mandatory Regulatory, Legislative, Accounting and Tax Changes          0          0          0          0          0

Total                                                            $16,598    $19,894    $20,474     $6,965     $6,965


(1) The above targets are the amounts that are covered within the rates specified in this Settlement. Prudently incurred changes from these amounts will be included in the Uncontrollable Cost Factor Adjustments.

NA means not applicable.

                                   APPENDIX D

                         METHOD FOR CALCULATING THE CTC

--------------------------------------------------------------------------------
                                                                      Appendix D
                                                                     Page 1 of 6

                    New York State Electric & Gas Corporation
 Illustration of Method for Calculating the Competitive Transition Charge (CTC)
                       Summary of the Estimated CTC Rates
   Based on Three Potential Valuation Results of Coal-Fired Generation Assets
       $550 Million Below Book, Equal to Book, and $550 Million Above Book
                                (Dollars per kwh)

--------------------------------------------------------------------------------
                                                     Rate Year Ending July
                                               ---------------------------------
Potential Market Valuations                    2000          2001           2002
---------------------------                    ----          ----           ----

$550 Million Below Book         (page 2)       0.83          0.79           0.76

Equal to Book                   (page 3)       0.31          0.30           0.29

$340 Million Above Book         (page 4)       0.00          0.00           0.00

$550 Million Above Book         (page 5)       0.00          0.00           0.00
--------------------------------------------------------------------------------

Commencing August 1, 1999, retail access customers will be credited with the backout rates set forth in Article IV.4.b of the Agreement, net of a CTC calculated as illustrated in this appendix.

Since the backout rate is based on generation costs divided by retail sales, retail access customers will also be responsible to compensate NYSEG for system losses between the supply point and the customer meter.

The valuations are for illustrative purposes and do not presume any actual value. The actual CTC will be based on the results of the auction valuation or subsequent appraisal pursuant to Article V.1 of the Agreement and actual balances of generation net assets on the books after the auction.

Based on these estimates, if the market value of the coal-fired generation assets is $340 million above book, the CTC would be zero. Any value in excess of that needed to produce a zero CTC will be disposed of pursuant to Article V.1.h of the Agreement.

In the event of a negative determination from the IRS regarding normalization issues, it would be necessary to remove funded deferred taxes from the CTC.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                      Appendix D
                                                                     Page 2 of 6

                    New York State Electric & Gas Corporation
 Illustration of Method for Calculating the Competitive Transition Charge (CTC)
          Based on Assumed Market Value of Coal-Fired Generation Assets
                             $550 Million Below Book
                                     ($000)

------------------------------------------------------------------------------------------------------------------------------------
    Calendar Years:                                             1997        1998        1999        2000        2001         2002
                                                                ----        ----        ----        ----        ----         ----
                                              Balances at Dec 31, 1996
                                       ---------------------------------------
(a) Net Assets to be Transferred
    to GenSub                             NYSEG       SRC       Total
                                          -----       ---       -----
      Net Plant Including Construction
      Work in Progress                 $1,200,959   $45,884  $1,246,843

(b)   Coal Inventory, Spare Parts,
      Prepaid Property Taxes &
      Insurance, etc.                      80,931                80,931
(c)   Deferred Taxes - APB-11@35%        (200,094)  (12,659)   (212,753)
(c)   Excess Deferred Taxes
      (46% vs 35%)                        (16,127)   (2,830)    (18,957)
                                        ---------    ------   ---------
    Total                               1,065,669    30,395   1,096,064

    Assumed Value of Plants                                     546,064
                                                              ---------
    Before-Tax Gain or (Loss)                                 (550,000)

(d) Federal Income Tax
      Sale Price                                                546,064
      Remaining Tax Depreciable Basis    (374,124)   (4,762)   (378,886)
      Tax Deduction for Remaining
      Inventory, Prepayments, etc.                              (80,931)
                                                              ---------
      Taxable Gain or (Loss)                                     86,247
      Tax Rate                                                       35%
                                                              ---------
      Tax Liability                                              30,186
                                                              ---------
    After-Tax Gain or (Loss)                                   (580,186)
                                                              ---------
------------------------------------------------------------------------------------------------------------------------------------
    Net-of-Tax Above (Below)-Market
    Regulatory Asset

      Beginning Balance                                         580,186     549,650     519,114     488,578     458,042     427,506
      Annual Amortization through
      2015 - the End of the Average
      Service Life                                              (30,536)    (30,536)    (30,536)    (30,536)    (30,536)    (30,536)
                                                             ----------  ----------  ----------  ----------  ----------  ----------

      Ending Balance                                            549,650     519,114     488,578     458,042     427,506     396,970

      Average Balance                                           564,918     534,382     503,846     473,310     442,774     412,238
(e) Cost of Capital Grossed Up for
    FIT per 1995 Settlement                                       12.43%      12.43%      12.43%      12.43%      12.43%      12.43%
                                                             ----------  ----------  ----------  ----------  ----------  ----------
    Annual Carrying Charge                                       70,219      66,424      62,628      58,832      55,037      51,241
    Annual Amortization Grossed Up for
    FIT @                                     35%                46,978      46,978      46,978      46,978      46,978      46,978
                                                             ----------  ----------  ----------  ----------  ----------  ----------
    Total Annual Cost Before GRT                               $117,197    $113,402    $109,606    $105,810    $102,015     $98,219

    Annual Retail Sales (mwh)                                13,360,421  13,441,485  13,553,386  13,700,753  13,769,257  13,838,103
                                                             ----------  ----------  ----------  ----------  ----------  ----------
    Cost per KWH (cents)                                           0.88        0.84        0.81        0.77        0.74        0.71

(f) Gross Revenue Tax @                     4.53%                  0.04        0.04        0.04        0.04        0.04        0.03
                                                             ----------  ----------  ----------  ----------  ----------  ----------
(g) Annual CTC Based on Market Value
    $550 Million Below Book                                        0.92        0.88        0.85        0.81        0.78        0.74
                                                             ----------  ----------  ----------  ----------  ----------  ----------
(g) CTC for Rate Year Ending July                                                                      0.83        0.79        0.76
                                                                                                 ----------  ----------  ----------
------------------------------------------------------------------------------------------------------------------------------------

See notes on page 6.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                      Appendix D
                                                                     Page 3 of 6

                    New York State Electric & Gas Corporation
 Illustration of Method for Calculating the Competitive Transition Charge (CTC)
          Based on Assumed Market Value of Coal-Fired Generation Assets
                                  Equal to Book
                                     ($000)

------------------------------------------------------------------------------------------------------------------------------------
    Calendar Years:                                             1997        1998        1999        2000        2001         2002
                                                                ----        ----        ----        ----        ----         ----
                                              Balances at Dec 31, 1996
                                       ---------------------------------------
(a) Net Assets to be Transferred
    to GenSub                            NYSEG       SRC       Total
                                         -----       ---       -----
      Net Plant Including Construction
      Work in Progress                  $1,200,959  $45,884  $1,246,843

(b)   Coal Inventory, Spare Parts,
      Prepaid Property Taxes &
      Insurance, etc.                       80,931               80,931
(c)   Deferred Taxes - APB-11@35%         (200,094) (12,659)   (212,753)
(c)   Excess Deferred Taxes
      (46% vs 35%)                         (16,127)  (2,830)    (18,957)
                                        ----------  -------  ----------
    Total                                1,065,669   30,395   1,096,064

    Assumed Value of Plants                                   1,096,064
                                                              ---------
    Before-Tax Gain or (Loss)                                         0

(d) Federal Income Tax
      Sale Price                                              1,096,064
      Remaining Tax Depreciable Basis     (374,124)  (4,762)   (378,886)
      Tax Deduction for Remaining
      Inventory, Prepayments, etc.                              (80,931)
                                                              ---------
      Taxable Gain or (Loss)                                    636,247
      Tax Rate                                                      35%
                                                              ---------
      Tax Liability                                             222,686
                                                              ---------
    After-Tax Gain or (Loss)                                   (222,686)
                                                              ---------
------------------------------------------------------------------------------------------------------------------------------------

    Net-of-Tax Above (Below)-Market
    Regulatory Asset

      Beginning Balance                                         222,686     210,966     199,246     187,526     175,806     164,086
      Annual Amortization through
      2015 - the End of the Average
      Service Life                                              (11,720)    (11,720)    (11,720)    (11,720)    (11,720)    (11,720)
                                                             ----------  ----------  ----------  ----------  ----------  ----------
      Ending Balance                                            210,966     199,246     187,526     175,806     164,086     152,366

      Average Balance                                           216,826     205,106     193,386     181,666     169,946     158,226
(e) Cost of Capital Grossed Up for
    FIT per 1995 Settlement                                       12.43%      12.43%      12.43%      12.43%      12.43%      12.43%
                                                             ----------  ----------  ----------  ----------  ----------  ----------
    Annual Carrying Charge                                       26,951      25,495      24,038      22,581      21,124      19,667
    Annual Amortization Grossed Up
    for FIT @                                  35%               18,031      18,031      18,031      18,031      18,031      18,031
                                                             ----------  ----------  ----------  ----------  ----------  ----------
    Total Annual Cost Before GRT                                $44,982     $43,526     $42,069     $40,612     $39,155     $37,698
    Annual Retail Sales (mwh)                                13,360,421  13,441,485  13,553,386  13,700,753  13,769,257  13,838,103
                                                             ----------  ----------  ----------  ----------  ----------  ----------
    Cost per KWH (cents)                                           0.34        0.32        0.31        0.30        0.28        0.27

(f) Gross Revenue Tax @                      4.53%                 0.02        0.02        0.01        0.01        0.01        0.01
                                                             ----------  ----------  ----------  ----------  ----------  ----------
(g) Annual CTC Based on Market Value
    Equal to Book                                                  0.36        0.34        0.32        0.31        0.29        0.28
                                                             ----------  ----------  ----------  ----------  ----------  ----------
(g) CTC for Rate Year Ending July                                                                      0.31        0.30        0.29
                                                                                                 ----------  ----------  ----------
------------------------------------------------------------------------------------------------------------------------------------

See notes on page 6.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                      Appendix D
                                                                     Page 4 of 6

                    New York State Electric & Gas Corporation
 Illustration of Method for Calculating the Competitive Transition Charge (CTC)
          Based on Assumed Market Value of Coal-Fired Generation Assets
                             $340 Million Above Book
                                     ($000)

------------------------------------------------------------------------------------------------------------------------------------
    Calendar Years:                                             1997        1998        1999        2000        2001         2002
                                                                ----        ----        ----        ----        ----         ----
                                              Balances at Dec 31, 1996
                                       ---------------------------------------
(a) Net Assets to be Transferred
    to GenSub                             NYSEG      SRC       Total
                                          -----      ---       -----
      Net Plant Including Construction
      Work in Progress                 $1,200,959   $45,884  $1,246,843

(b)   Coal Inventory, Spare Parts,
      Prepaid Property Taxes
      & Insurance, etc.                    80,931                80,931
(c)   Deferred Taxes - APB-11@35%        (200,094)  (12,659)   (212,753)
(c)   Excess Deferred Taxes
      (46% vs 35%)                       (16,127)   (2,830)    (18,957)
                                        ----------  -------  ----------
    Total                               1,065,669    30,395   1,096,064

    Assumed Value of Plants                                   1,436,064
                                                             ----------
    Before-Tax Gain or (Loss)                                   340,000

(d) Federal Income Tax
      Sale Price                                              1,436,064
      Remaining Tax Depreciable Basis    (374,124)   (4,762)   (378,886)
      Tax Deduction for Remaining
      Inventory, Prepayments, etc.                              (80,931)
                                                             ----------
      Taxable Gain or (Loss)                                    976,247
      Tax Rate                                                       35%
                                                             ----------
      Tax Liability                                             341,686
                                                             ----------
    After-Tax Gain or (Loss)                                     (1,686)
                                                             ----------
------------------------------------------------------------------------------------------------------------------------------------

    Net-of-Tax Above (Below)-Market
    Regulatory Asset

      Beginning Balance                                           1,686       1,597       1,508       1,419       1,330       1,241
      Annual Amortization through
      2015 - the End of the Average
      Service Life                                                  (89)        (89)        (89)        (89)        (89)        (89)
                                                             ----------  ----------  ----------  ----------  ----------  ----------
      Ending Balance                                              1,597       1,508       1,419       1,330       1,241       1,152

      Average Balance                                             1,642       1,553       1,464       1,375       1,286       1,197
(e) Cost of Capital Grossed Up for
    FIT per 1995 Settlement                                       12.43%      12.43%      12.43%      12.43%      12.43%      12.43%
                                                             ----------  ----------  ----------  ----------  ----------  ----------
    Annual Carrying Charge                                          204         193         182         171         160         149
    Annual Amortization Grossed Up
    for FIT @                                 35%                   137         137         137         137         137         137
                                                             ----------  ----------  ----------  ----------  ----------  ----------
    Total Annual Cost Before GRT                                   $341        $330        $319        $308        $297        $286
    Annual Retail Sales (mwh)                                13,360,421  13,441,485  13,553,386  13,700,753  13,769,257  13,838,103
                                                             ----------  ----------  ----------  ----------  ----------  ----------
    Cost per KWH (cents)                                           0.00        0.00        0.00        0.00        0.00        0.00

(f) Gross Revenue Tax @                     4.53%                  0.00        0.00        0.00        0.00        0.00        0.00
                                                             ----------  ----------  ----------  ----------  ----------  ----------
(g) Annual CTC Based on Market Value
    $340 Million Above Book                                        0.00        0.00        0.00        0.00        0.00        0.00
                                                             ----------  ----------  ----------  ----------  ----------  ----------
(g) CTC for Rate Year Ending July                                                                      0.00        0.00        0.00
                                                                                                 ----------  ----------  ----------
------------------------------------------------------------------------------------------------------------------------------------

See notes on page 6.

--------------------------------------------------------------------------------
                                                                      Appendix D
                                                                     Page 5 of 6

                    New York State Electric & Gas Corporation
 Illustration of Method for Calculating the Competitive Transition Charge (CTC)
          Based on Assumed Market Value of Coal-Fired Generation Assets
                             $550 Million Above Book
                                     ($000)

------------------------------------------------------------------------------------------------------------------------------------
    Calendar Years:                                             1997        1998        1999        2000        2001         2002
                                                                ----        ----        ----        ----        ----         ----
                                              Balances at Dec 31, 1996
                                       ---------------------------------------
(a) Net Assets to be Transferred
    to GenSub                             NYSEG       SRC       Total
                                          -----       ---       -----
      Net Plant Including Construction
      Work in Progress                $1,200,959   $45,884   $1,246,843

(b)   Coal Inventory, Spare Parts,
      Prepaid Property Taxes &
      Insurance, etc.                     80,931                 80,931
(c)   Deferred Taxes - APB-11@35%       (200,094)  (12,659)    (212,753)
(c)   Excess Deferred Taxes
      (46% vs 35%)                       (16,127)   (2,830)     (18,957)
                                        ----------  -------  ----------
    Total                              1,065,669    30,395    1,096,064

    Assumed Value of Plants                                   1,646,064
                                                             ----------
    Before-Tax Gain or (Loss)                                   550,000

(d) Federal Income Tax
      Sale Price                                              1,646,064
      Remaining Tax Depreciable Basis   (374,124)   (4,762)    (378,886)
      Tax Deduction for Remaining
      Inventory, Prepayments, etc.                              (80,931)
                                                             ----------
      Taxable Gain or (Loss)                                  1,186,247
      Tax Rate                                                       35%
                                                             ----------
      Tax Liability                                             415,186
                                                             ----------
    After-Tax Gain or (Loss)                                    134,814
                                                             ----------
------------------------------------------------------------------------------------------------------------------------------------

    Net-of-Tax Above (Below)-Market
    Regulatory Asset
      Beginning Balance                                        (134,814)   (127,719)   (120,624)   (113,529)   (106,434)    (99,339)
      Annual Amortization Through
      2015 the End of the Average
      Service Life                                                7,095       7,095       7,095       7,095       7,095       7,095
                                                             ----------  ----------  ----------  ----------  ----------  ----------
      Ending Balance                                           (127,719)   (120,624)   (113,529)   (106,434)    (99,339)    (92,244)

      Average Balance                                          (131,267)   (124,172)   (117,077)   (109,982)   (102,887)    (95,792)
(e) Cost of Capital Grossed Up for
    FIT per 1995 Settlement                                       12.43%      12.43%      12.43%      12.43%      12.43%      12.43%
                                                             ----------  ----------  ----------  ----------  ----------  ----------
    Annual Carrying Charge                                      (16,316)    (15,435)    (14,553)    (13,671)    (12,789)    (11,907)
    Annual Amortization Grossed Up
    for FIT @                                 35%               (10,915)    (10,915)    (10,915)    (10,915)    (10,915)    (10,915)
                                                             ----------  ----------  ----------  ----------  ----------  ----------
    Total Annual Cost Before GRT                               ($27,231)   ($26,350)   ($25,468)   ($24,586)   ($23,704)   ($22,822)
    Annual Retail Sales (mwh)                                13,360,421  13,441,485  13,553,386  13,700,753  13,769,257  13,838,103
                                                             ----------  ----------  ----------  ----------  ----------  ----------
    Cost per KWH (cents)                                           0.00        0.00        0.00        0.00        0.00        0.00

(f) Gross Revenue Tax @                     4.53%                  0.00        0.00        0.00        0.00        0.00        0.00
                                                             ----------  ----------  ----------  ----------  ----------  ----------
(g) Annual CTC Based on Market Value
    $550 Million Above Book                                        0.00        0.00        0.00        0.00        0.00        0.00
                                                             ----------  ----------  ----------  ----------  ----------  ----------
(g) CTC for Rate Year Ending July                                                                      0.00        0.00        0.00
                                                                                                 ----------  ----------  ----------
------------------------------------------------------------------------------------------------------------------------------------

See notes on page 6.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                      Appendix D
                                                                     Page 6 of 6

                    New York State Electric & Gas Corporation
 Illustration of Method for Calculating the Competitive Transition Charge (CTC)
                      Notes Relating to the CTC Calculation

--------------------------------------------------------------------------------

(a) The items listed on pages 2 through 5 are the major net assets associated with coal-fired generation. Other assets or liabilities may be identified at the time of the auction.

(b) The balances of coal inventory, spare parts, prepayments and deferred taxes at December 31, 1996 are estimates. Actual balances will be used in the calculation of the CTC following the auction.

(c) In the event of a negative determination from the IRS regarding normalization issues, it would be necessary to remove funded deferred taxes from the CTC.

(d) RegSub's tax liability will be payable upon the sale of the plants to a third party and will be included in the CTC.

(e) The tax-depreciable basis of the successful bidder will be the purchased price of the plants. If GenSub is the successful bidder, it will receive a stepped-up basis.

      If GenSub is the successful bidder, RegSub's tax liability will be included in the CTC, however it will not accrue a carrying charge because no cash payment would be made as IRS regulations allow RegSub to defer payment of the tax to match GenSub's stepped-up basis.

(f) This appendix does not reflect recent legislated reductions of the gross revenue tax rate. Pursuant to the Agreement, the rate will be adjusted when the actual CTC is calculated.

(g) Any value in excess of that needed to produce a zero CTC will be disposed of pursuant to Article V.1.h of the Agreement.

--------------------------------------------------------------------------------

                                   APPENDIX E

                         TARGET LEVELS FOR NUG CONTRACTS

--------------------------------------------------------------------------------
                                                                      Appendix E
                                                                     Page 1 of 3

                    New York State Electric & Gas Corporation
         Description of the Method that Will be Used to Quantify Savings
        Associated with the Termination or Restructuring of NUG Contracts

--------------------------------------------------------------------------------

Net savings associated with the termination or restructuring of NUG contracts will be quantified as described in this appendix and shared pursuant to Section III.2.b of the Agreement.

Net savings will be calculated separately for individual NUGs and will be limited to changes directly resulting from the termination or restructuring of contracts.

Net savings will be calculated at the end of each rate year for inclusion in rates the following year.

The net savings will be determined as follows:

      Amount of Avoided Gross Payments to NUGs
      Less Cost of Replacement Power (or Reduced Sales for Resale Revenue) Less Cost to Terminate or Restructure the Contracts

The avoided gross payments will be the difference between the forecast payments listed on Appendix E, Page 2 and the actual payments made to the NUG during the year, to the extent such changes were the result of contract termination or restructuring.

The cost of replacement power (or reduced sales for resale revenue) will be the weighted average market price for the year times the difference between the forecast mwh purchases listed on Appendix E, Page 3 and the actual mwh purchased from the NUG during the year, to the extent that such changes were the result of contract termination of restructuring.

The weighted average market price will be determined as described in Article IV.1.b of the Agreement.

Incremental costs incurred to effect a contract termination or reformation will be deferred and amortized ratably over the remainder of the original contract period. Interest will be accrued on the unamortized balance of termination and restructuring costs at the before-tax cost of capital allowed in the most recent NYSEG electric rate case (12.43% for the term of this agreement).

Sharing of the net benefit will be according to Article V.2.b of the Agreement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                      Appendix E
                                                                     Page 2 of 3

                    New York State Electric & Gas Corporation
                 Cost of NUG Purchases Excluding Gas Import Tax
                    Forecast at Time of 1997 Rate Settlement
                                     ($000)

--------------------------------------------------------------------------------

Private Generator         Year 1      Year 2      Year 3      Year 4      Year 5
-----------------         ------      ------      ------      ------      ------
Contract 1              $109,166    $112,345    $117,241    $119,366    $123,752
Contract 2               152,993     156,644     159,031     165,782     179,261
Contract 3                19,936      19,669      19,219      18,679      18,147
Contract 4                17,901      18,341      18,863      19,143      21,570
Contract 5                 8,445       8,880       9,562       9,868      10,214
Contract 6                 1,266       1,273       1,277       1,273       1,273
Contract 7                 2,192       2,236       1,721       1,313       1,313
Contract 8                 1,653       2,001       2,096       2,047         662
Contract 9                   426         402         416         432         452
Contract 10                   70         122         126         131         137
Contract 11                  800       1,412       1,461       1,509       1,577
Contract 12                  270         270         278         286         295
Contract 13                  113          68          71          76          82
Contract 14                  222         179         187         200         217
Contract 15                  350         285         207         213         223
Contract 16                    7           5           5           5           6
Contract 17                   40          40          40          40          40
Contract 18                  792         972       1,071       1,141       1,192
Contract 19                3,179       3,365       3,365       3,365       3,365
Contract 20               15,614      14,902      14,902      14,902      14,902
Contract 21                  626         603         603         603         603
Contract 22                  312         315         315         315         315
Contract 23                   72          89          89          89          89
                        --------    --------    --------    --------    --------
TOTAL                   $336,442    $344,417    $352,145    $360,778    $379,689
                        ========    ========    ========    ========    ========

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                      Appendix E
                                                                     Page 3 of 3

                    New York State Electric & Gas Corporation
                                NUG MWH Purchases
                    Forecast at Time of 1997 Rate Settlement

--------------------------------------------------------------------------------

Private Generator         Year 1      Year 2      Year 3      Year 4      Year 5
-----------------         ------      ------      ------      ------      ------
Contract 1             1,259,220   1,223,510   1,255,780   1,228,040   1,221,310
Contract 2             1,883,062   1,864,018   1,833,498   1,828,131   1,907,943
Contract 3               103,670     103,360     103,360     103,770     103,530
Contract 4               360,000     360,000     364,800     364,800     404,880
Contract 5               128,760     128,760     134,050     133,660     133,660
Contract 6                21,190      21,190      21,250      21,190      21,190
Contract 7                23,050      23,050      23,110      23,050      23,050
Contract 8                20,390      20,390      20,450      20,390      20,390
Contract 9                17,470      17,470      17,470      17,470      17,500
Contract 10                5,290       5,290       5,290       5,290       5,290
Contract 11               48,530      48,530      48,530      48,530      48,530
Contract 12                5,150       5,150       5,150       5,150       5,150
Contract 13                2,310       2,310       2,310       2,310       2,310
Contract 14                6,090       6,090       6,090       6,090       6,090
Contract 15                6,890       6,890       6,890       6,890       6,890
Contract 16                  170         170         170         170         170
Contract 17                  670         670         670         670         670
Contract 18                8,330       8,330       8,330       8,330       8,330
Contract 19               37,950      37,950      37,950      37,940      37,950
Contract 20              216,910     216,910     217,090     217,090     217,090
Contract 21                6,750       6,750       6,750       6,750       6,750
Contract 22                3,730       3,730       3,730       3,730       3,730
Contract 23                  960         960         960         960         960
--------------------   ---------   ---------   ---------   ---------   ---------
TOTAL                  4,166,542   4,111,478   4,123,678   4,090,401   4,203,363
                       =========   =========   =========   =========   =========

--------------------------------------------------------------------------------

                                   APPENDIX F

                           SERVICE QUALITY MECHANISM

                ELECTRIC SERVICE QUALITY PERFORMANCE MECHANISM

    An Electric Service Quality Performance Mechanism shall be implemented for the Price Cap Period. The mechanism provides NYSEG an incentive to render reliable electric service to its customers by avoiding a penalty due to unsatisfactory performance. The mechanism will make use of two reliability indices. They are:

        1. The customer average interruption duration index ("CAIDI"). This measures how long the average power outage lasts for an interrupted customer during each year of the Price Cap Period.

        2. The system average interruption frequency index ("SAIFI"). This measures how often the average customer is interrupted during each year of the Price Cap Period.

    The calculation of CAIDI and SAIFI conforms to PSC electric reliability standards and, therefore, interruptions due to "major storm", as defined in 16 NYCRR in Part 105, are excluded.

    The two measures will be tracked separately for NYSEG on a systemwide composite basis (average of NYSEG district performance indicators). The systemwide, composite figure for each measure will be determined using performance indicators applicable to each NYSEG district as established in Case Nos. 90-E-1119 and 95-E-0165. The threshold systemwide composite performance indicator for duration (CAIDI) shall be 2.08 for each year of the Price Cap Period. The threshold systemwide composite performance indicator for frequency (SAIFI) shall be 1.33 for each year of the Price Cap Period.

    In the event that the systemwide composite performance indicator for CAIDI is within the range of 2.08 and 2.18 during any year of the Price Cap Period, NYSEG shall be assessed a penalty equal to 3.75 basis points. If the systemwide composite performance indicator for CAIDI exceeds 2.18 during any year of the Price Cap Period, NYSEG shall be assessed the maximum CAIDI penalty of 7.5 basis points.

    In the event that the systemwide composite performance indicator for SAIFI is within the range of 1.33 and 1.40 during any year of the Price Cap Period, NYSEG shall be assessed a penalty equal to 3.75 basis points. If the systemwide composite performance indicator for SAIFI exceeds 1.40 during any year of the Price Cap Period, NYSEG shall be assessed the maximum SAIFI penalty of 7.5 basis points.

    The maximum aggregate penalty that could be assessed for each year of the Price Cap Period is 15 basis points. In the year that a penalty is incurred, the 12.0% earnings cap contained in the Settlement Agreement will be reduced by the number of basis points of the penalty incurred. For example, if the maximum aggregate penalty is incurred, the ROE cap for that year would be 11.85%.

                                   APPENDIX G

                            AMORTIZATION SCHEDULE FOR
                           ELECTRIC BUSINESS OF REGSUB

--------------------------------------------------------------------------------
                                                                      Appendix G

                    New York State Electric & Gas Corporation
              Amortization Schedule for Electric Business of RegSub
                                     ($000)

--------------------------------------------------------------------------------

                                                     Before Year 1   Year 1      Year 2      Year 3      Year 4      Year 5
                                                     -------------   ------      ------      ------      ------      ------
                                                         (a)
Beginning Balance
  Sales for Resale Profit                                 (4,835)
  Fuel Costs                                              10,662
  South Corning Termination Costs                (b)      17,328
  Demand Side Management Program Costs                    66,006
  SFAS-112 OPEBs                                           3,175
  Ice Storm                                                1,426
  Somerset Non Cash Return                                 3,065
  Jamesport Plant Abandonment                             12,484
  NYS Sales Tax Audit Deficiency                           1,248
  Federal Income Tax
    TRA-86 Deferred Taxes                                  1,960
    RRA-93 Deferred Taxes                                  1,768
    R&D Tax Credits                                        8,046
    FIT Gross-up                                           6,340
                                                         -------
  Total                                                  128,613     117,110      89,359      61,608      33,857       6,106

Amount Used to Provide 5% Price Reduction
for Residential and Other Customers Not
Eligible for Other Decreases or Special
Discounts in Year 5                                                                                                   20,161

Annual Amortization                              (c)     (11,563)    (27,751)    (27,751)    (27,751)    (27,751)    (27,751)
                                                        --------    --------    --------    --------    --------    --------

Ending Balance                                   (d)     117,110      89,359      61,608      33,857       6,106      (1,484)
                                                        ========    ========    ========    ========    ========    ========

--------------------------------------------------------------------------------

This schedule assumes that the Price Cap Period will begin on January 1, 1998.

(a) This schedule reflects the actual deferred balances recorded on NYSEG's books at July 31, 1997, plus additional net credits for qualified & non-qualified pensions, and DSM program costs & lost revenues relating to periods before August 1, 1997 that will be charged to the deferred accounts during the remainder of 1997.

      To accommodate these changes, the amortization for the remainder of 1997 may be reduced by an amount equal to the net effect on income caused by the additional deferrals, in which case the amortization during the Price Cap Period will be increased by a corresponding amount.

      With these exceptions, pursuant to the terms of the Settlement, all of the true-ups provided in the 1995 electric rate settlement, including costs and benefits associated with Nine Mile 2, pensions and NGE, were discontinued on July 31, 1997.

(b) Pursuant to Article VIII.4 of the Agreement, the $27.608 million net credit balance associated with items subject to true-up per the 1995 rate settlement and the $2.385 million deferred credit balance associated with the gas import tax have been netted against the $44.031 million South Corning deferred debit balance, thereby reducing the non-cash return that will be accrued as the remaining balance is amortized linearly over the years of the Price Cap Period.

(c) During the Price Cap Period, NYSEG will continue to record an amortization of $27.751 million annually, subject to the provisions of Article VIII.3 and the modifications in "a" above.

(d) If the Price Cap Period commences on January 1,1998, there will be a $27.6 million deferred credit balance associated with the above items at the end of the Price Cap Period. The Agreement provides for the first $20.161 million of that credit to be used to fund part of the $54.4 million price reduction in year 5 for residential and other customers that are not eligible for other decreases or special discounts. Any remainder of this credit will be used at the discretion of the Commission.

      This schedule does not include the above-market costs of coal-fired generators because they cannot be identified until after the auction or subsequent appraisal.

                                   APPENDIX H

                                                                    Appendix H
                                                                   Page 1 of 6

                                   NYPA POWER

    1. During the Price Cap Period, NYSEG will deliver up to 38 MW's of Economic Development Power ("EDP") at the rates set forth in this paragraph 1 to:

        a.  existing EDP customers;

        b. entities with an existing EDP allocation which has not been used to date; and

        c. replacement EDP customers for relinquished NYSEG EDP allocations, but deliveries to replacement customers and the two previous groups shall not exceed 35 MWs.

    In addition, during the Price Cap Period, NYSEG will deliver FitzPatrick High Load Factor Manufacturer ("HLFM") Power at the rates set forth in this paragraph 1 to HLFM customers, provided that such load was not previously served by NYSEG.

    The delivery rates for service to such EDP and HLFM customers during the Price Cap Period shall be the sum of the following:

        a. All such EDP and HLFM customers shall pay NYSEG a transmission rate of $2.86/KW/ month (which includes NYSEG's current Open Access Transmission Tariff ("OATT") rates for transmission services and Scheduling, System Control and Dispatch Service; Reactive Power and Voltage Control from

                                                                    Appendix H
                                                                   Page 2 of 6

            Generation Sources Service; and Regulation and Frequency Response Service) subject to change, from time-to-time, during the Price Cap Period to reflect increases or decreases in the rates and charges under: (1) NYSEG's OATT for transmission services; Scheduling, System Control and Dispatch Service; Reactive Power and Voltage Control from Generation Sources Service; and/or Regulation and Frequency Response Service; or (2) a successor ISO Tariff for similar services when and if such ISO Tariff becomes effective.
            The changes in the transmission component of the delivery rates described in this subparagraph shall be subject to modification upon a unilateral filing by NYSEG with FERC and/or the PSC, as appropriate, and shall become effective at the same time that the changes in the rates and charges under the OATT, or any successor ISO Tariff, become effective.

        b. All such EDP and HLFM customers taking service below 34.5 kV shall pay the following additional charges:

            $3.81 per KW/month for delivery at the primary level, or

            $4.32 per KW/month for delivery at the secondary level.

                                                                    Appendix H
                                                                   Page 3 of 6

            Such EDP and HLFM customers shall obtain energy loss compensation service, Operating Reserve--Spinning
            Reserve Service, and Operating Reserve--Supplemental Reserve Service (collectively referred to as "voluntary ancillary services") from NYPA or another supplier other than NYSEG. If such EDP or HLFM customer chooses to obtain the voluntary ancillary services from NYSEG, they will be provided at the rates and charges included in the then effective OATT, or for loss compensation services at rates and terms mutually agreed upon by NYSEG and such EDP or HLFM customer. NYSEG reserves the right to make a unilateral filing with the FERC under
            Section 205 or any other applicable provision of the Federal Power Act to modify NYSEG's rates, charges, terms and conditions under the OATT or any successor tariff. In addition, NYSEG reserves the right to make a unilateral filing with the Public Service Commission to modify NYSEG's rates, charges, terms and conditions for distribution services to such EDP and HLFM customers.

                                                                    Appendix H
                                                                   Page 4 of 6

    2. Subject to acceptance by EDPAB and/or NYPA as appropriate, the EDP or HLFM customers described in the preceding paragraph have the option to change the delivery point and/or voltage level at which service is received during the Price Cap Period by paying the applicable rates and charges.

    3. NYPA agrees to modify, subject to Trustee approval, its Rural and Domestic Hydropower Contract with NYSEG to eliminate the "Restoration of Withdrawn Power and/or Energy" (Section K) provision.

    4. NYSEG's standard tariff rates in accordance with the terms of the Agreement, including the CTC and retail access credit, shall be applied to the following:

        a) all new or increased allocations of EDP above the applicable cap set forth in paragraph 1 and HLFM power for load previously served by NYSEG; and

        b) customer loads for which the customer has relinquished or no longer receives all or part of its allocation of NYPA power.

       The schedule for implementing retail access set forth in the Agreement shall apply to the NYPA customers covered by the rates described in this paragraph 4.

                                                                    Appendix H
                                                                   Page 5 of 6


    5. If at any time the PSC or FERC determines that the rates, charges, terms or conditions set forth in paragraph 1 or 2 of this Appendix must be offered to any customer other than a customer eligible under the terms of this Appendix H, then NYSEG may make a unilateral filing with the PSC or FERC (pursuant to Section 205 or any other applicable provision of the Federal Power Act) to modify such rates, charges, terms or conditions for customers covered by the provisions of paragraphs 1 and 2. This paragraph 5 is not intended to limit the availability of EDP delivery rates to Power For Jobs Power as set forth in Section 189(j) of the Economic Development Law.

    6. Nothing in this Appendix is intended to relieve NYPA or NYSEG or any customer covered by this Appendix of any of their obligations under the ISO Tariff, when and if implemented.

    7. NYSEG will refund to current EDP customers the difference between the rates in effect pursuant to NYSEG's EDP special provision on August 1, 1996, and $3.12 per KW/month for those EDP customers taking service at 34.5 kV and above. For those EDP customers taking service below 34.5 kV, the refund shall be the difference between the rates in effect for such customers pursuant to NYSEG's EDP special provision on August 1, 1996, and $8.53 per

                                                                    Appendix H
                                                                   Page 6 of 6

       KW/month. Subject to necessary regulatory approvals, the rates set forth in paragraph 1 of this Appendix H shall apply prospectively from the date of execution of this Agreement.

    8. Nothing in this Agreement shall have any application to Niagara Expansion Power and Energy (as described in Section 1005 (13) of the New York Public Authorities Law).

    9. Nothing in this Agreement affects or establishes the rates, charges, terms or conditions for EDP up to the cap agreed to herein, or HLFM power that does not displace load previously served by NYSEG, after the expiration of the Price Cap Period.

                                   APPENDIX I

                            TABLE OF RATE REDUCTIONS

                                   APPENDIX I

              Estimated Price Reductions and Revenue Concessions
            Included in the 1997 Electric Rate Settlement Agreement
                                  ($/millions)

                                                        PRE-YEAR 1    YEAR 1     YEAR 2     YEAR 3     YEAR 4     YEAR 5
                                                        8/96-12/97     1998       1999       2000       2001       2002
                                                        -----------  ---------  ---------  ---------  ---------  ---------
Elimination of 1996 & 1997 Approved Rate Increases
$.....................................................        68.0        90.8       90.8       90.8       90.8       90.9
%.....................................................         5.2%        6.9%       6.9%       6.8%       6.8%       6.7%
                                                             -----   ---------  ---------  ---------  ---------  ---------
Subtotal..............................................        68.0        90.8       90.8       90.8       90.8       90.9
                                                             -----   ---------  ---------  ---------  ---------  ---------
Residential, Small Commercial, and Other Customers Not
  Eligible for Other Decreases or Special Discounts
Gross Revenue Tax $...................................                     0.8        3.3       13.3       13.5       13.6
Rate Reductions $.....................................                                                                54.4
                                                             -----   ---------  ---------  ---------  ---------  ---------
Subtotal $............................................                     0.8        3.3       13.3       13.5       68.0
                                                             -----   ---------  ---------  ---------  ---------  ---------
%.....................................................                     0.1%       0.2%       1.0%       1.0%       5.0%
                                                             -----   ---------  ---------  ---------  ---------  ---------
Subtotal of Benefits for Residential, Small
  Commercial, and Other Customers Not Eligible for
  Other Decreases or Special Contracts
$.....................................................        68.0        91.6       94.1      104.1      104.3      158.9
%.....................................................                     7.0%       7.1%       7.8%       7.8%      11.7%
                                                             -----   ---------  ---------  ---------  ---------  ---------
Industrial Customers with Demands of at Least 500 kw &
  all Customers with Load Factors of at Least 68%
Gross Revenue Tax $...................................                     0.1        0.3        1.2        1.1        1.1
Rate Reductions $.....................................                     6.4       12.4       17.5       23.4       28.9
                                                             -----   ---------  ---------  ---------  ---------  ---------
Subtotal $............................................                     6.5       12.7       18.7       24.5       30.0
%.....................................................                     5.0%       9.7%      14.3%      18.5%      22.6%
                                                             -----   ---------  ---------  ---------  ---------  ---------
EDP...................................................                     2.0        2.0        2.0        3.0        3.0
                                                             -----   ---------  ---------  ---------  ---------  ---------
Total Benefits $......................................   $    68.0   $   100.1  $   108.8  $   124.8  $   131.8  $   191.9
                                                             -----   ---------  ---------  ---------  ---------  ---------


                                                          TOTAL
                                                        ---------
Elimination of 1996 & 1997 Approved Rate Increases
$.....................................................      522.1
%.....................................................
                                                        ---------
Subtotal..............................................      522.1
                                                        ---------
Residential, Small Commercial, and Other Customers Not
  Eligible for Other Decreases or Special Discounts
Gross Revenue Tax $...................................       44.5
Rate Reductions $.....................................       54.4
                                                        ---------
Subtotal $............................................       98.9
                                                        ---------
%.....................................................
                                                        ---------
Subtotal of Benefits for Residential, Small
  Commercial, and Other Customers Not Eligible for
  Other Decreases or Special Contracts
$.....................................................      621.0
%.....................................................
                                                        ---------
Industrial Customers with Demands of at Least 500 kw &
  all Customers with Load Factors of at Least 68%
Gross Revenue Tax $...................................        3.8
Rate Reductions $.....................................       88.6
                                                        ---------
Subtotal $............................................       92.4
%.....................................................
                                                        ---------
EDP...................................................       12.0
                                                        ---------
Total Benefits $......................................  $   725.4
                                                        ---------

    In addition to the above quantifiable savings, the Company will forgo costs incurred and revenues lost associated with implementing retail access.